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                                                              Exhibit - 10(h)(i)

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                         RECEIVABLES PURCHASE AGREEMENT



                          dated as of November 30, 2000



                                      among



                      WORTHINGTON RECEIVABLES CORPORATION,



                          WORTHINGTON INDUSTRIES, INC.,
                                   as Servicer



                     THE MEMBERS OF VARIOUS PURCHASER GROUPS
                         FROM TIME TO TIME PARTY HERETO



                                       and



                         PNC BANK, NATIONAL ASSOCIATION,
                                as Administrator





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         This RECEIVABLES PURCHASE AGREEMENT (as amended, supplemented or otherwise modified from time to time, this "AGREEMENT") is entered into as of November 30, 2000, among WORTHINGTON RECEIVABLES CORPORATION, a Delaware corporation, as seller (the "SELLER"), WORTHINGTON INDUSTRIES, INC., an Ohio corporation ("WORTHINGTON"), as initial servicer (in such capacity, together with its successors and permitted assigns in such capacity, the "SERVICER"), MARKET STREET FUNDING CORPORATION ("MARKET STREET"), a Delaware corporation, as a Conduit Purchaser, PNC BANK, NATIONAL ASSOCIATION ("PNC"), as agent for Market Street, and as Administrator for each Purchaser Group (in such capacity, the "ADMINISTRATOR"), and each of the other members of each Purchaser Group party hereto or that become parties hereto by executing an Assumption Agreement or a Transfer Supplement.

         PRELIMINARY STATEMENTS. Certain terms that are capitalized and used throughout this Agreement are defined in EXHIBIT I. References in the Exhibits hereto to the "Agreement" refer to this Agreement, as amended, supplemented or otherwise modified from time to time.

         The Seller desires to sell, transfer and assign an undivided variable percentage interest in a pool of receivables, and the Purchasers desire to acquire such undivided variable percentage interest, as such percentage interest shall be adjusted from time to time based upon, in part, reinvestment payments that are made by such Purchasers.

         In consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

ARTICLE I
                       AMOUNTS AND TERMS OF THE PURCHASES

         Section 1.1. PURCHASE FACILITY.

                  (a) On the terms and subject to the conditions hereof, the Seller may, from time to time before the Facility Termination Date, request that the Conduit Purchasers, or, only if a Conduit Purchaser denies such request or is unable to fund (and provides notice of such denial or inability to the Seller, the Administrator and its Purchaser Agent), ratably request that the Related Committed Purchasers, make purchases of and reinvestments in undivided percentage ownership interests with regard to the Purchased Interest from the Seller from time to time from the date hereof to the Facility Termination Date. Subject to SECTION 1.4(b), concerning reinvestments, at no time will a Conduit Purchaser have any obligation to make a purchase. Each Related Committed Purchaser severally hereby agrees, on the terms and subject to the conditions hereof, to make Purchases before the Facility Termination Date, based on the applicable Purchaser Group's Ratable Share of each purchase requested pursuant to SECTION 1.2(a) (each a "PURCHASE") (and, in the case of each Related Committed Purchaser, its Commitment Percentage of its Purchaser Group's Ratable Share of such Purchase) to the extent its Investment would not thereby exceed its Commitment and the Aggregate Investment would not (after giving effect to all Purchases on such date) exceed the Purchase Limit.



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         (b) The Seller may, upon at least 60 days' written notice to the
Administrator and each Purchaser Agent terminate the purchase facility provided for in this Section in whole or, upon 30 days' written notice to the Administrator and each Purchaser Agent, from time to time, irrevocably reduce in part the unfunded portion of the Purchase Limit (but not below the amount which would cause the Group Investment of any Purchaser Group to exceed its Group Commitment (after giving effect to such reduction)); provided that each partial reduction shall be in the amount of at least $3,000,000, or an integral multiple of $1,000,000 in excess thereof and unless terminated in whole, the Purchase Limit shall in no event be reduced below $50,000,000. Such reduction shall at the option of the Seller be applied either (i) ratably to reduce the Group Commitment of each Purchaser Group or (ii) to terminate the Group Commitment of any one Purchaser Group.

Section 1.2. MAKING PURCHASES.

         (a) Each purchase (but not reinvestment) of undivided percentage ownership interests with regard to the Purchased Interest hereunder shall be made upon the Seller's irrevocable written notice in the form of Annex B delivered to the Administrator and each Purchaser Agent in accordance with
SECTION 6.2 (which notice must be received by the Administrator and each Purchaser Agent before 11:00 a.m., New York City time) at least three Business Days before the requested Purchase Date, which notice shall specify: (A) the amount requested to be paid to the Seller (such amount, which shall not be less than $3,000,000, with respect to each Purchaser Group, being the aggregate of the Investments of each Purchaser within such Purchaser Group, relating to the undivided percentage ownership interest then being purchased), (B) the date of such purchase (which shall be a Business Day), and (C) a pro forma calculation of the Purchased Interest after giving effect to the increase in the Aggregate Investment. If the Purchase is requested from a Conduit Purchaser and such Conduit Purchaser determines, in its sole discretion, to make the requested Purchase, such Conduit Purchaser shall transfer to the account of the Seller described in SECTION 1.2(b), below (the "DISBURSEMENT ACCOUNT"), an amount equal to such Conduit Purchaser's Purchaser Group Ratable Share of such Purchase on the requested Purchase Date. If the Purchase is requested from the Related Committed Purchasers for a Purchaser Group (in the case where the related Conduit Purchaser determined not to or was unable to make such Purchase), subject to the terms and conditions hereof, such Related Committed Purchasers for a Purchaser Group shall use its reasonable best efforts to transfer the applicable Purchaser Group's Ratable Share of each Purchase (and, in the case of each Related Committed Purchaser, its Commitment Percentage of its Purchaser Group's Ratable Share of such Purchase) into the Disbursement Account by no later than 4:00 p.m. (New York time) on the Purchase Date.

         (b) On the date of each Purchase, each Purchaser (or the related Purchaser Agent on its behalf), shall make available to the Seller in same day funds, at Bank One, N.A., Columbus Ohio, account number 981237763, ABA 044000037, an amount equal to the proceeds of such Purchase.

         (c) Effective on the date of each Purchase pursuant to this SECTION 1.2 and each reinvestment pursuant to SECTION 1.4, the Seller hereby sells and assigns to the Administrator for the benefit of the Purchasers (ratably, according to each such

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Purchaser's Investment) an undivided percentage ownership interest in: (i) each
Pool Receivable then existing, (ii) all Related Security with respect to such Pool Receivables, and (iii) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security.

         (d) To secure all of the Seller's obligations (monetary or otherwise) under this Agreement and the other Transaction Documents to which it is a party, whether now or hereafter existing or arising, due or to become due, direct or indirect, absolute or contingent, the Seller hereby grants to the Administrator, for the benefit of the Purchasers, a security interest in all of the Seller's right, title and interest (including any undivided interest of the Seller) in, to and under all of the following, whether now or hereafter owned, existing or arising: (i) all Pool Receivables, (ii) all Related Security with respect to such Pool Receivables, (iii) all Collections with respect to such Pool Receivables, (iv) the Lock-Box Accounts and all amounts on deposit therein, and all certificates and instruments, if any, from time to time evidencing such Lock-Box Accounts and amounts on deposit therein, (v) all books and records of each Receivable, and all Transaction Documents to which the Seller is a party, together with all rights (but none of the obligations) of the Seller thereunder and (vi) all proceeds and products of, and all amounts received or receivable under any or all of, the foregoing (collectively, the "POOL ASSETS"). The Administrator, for the benefit of the Purchasers, shall have, with respect to the Pool Assets, and in addition to all the other rights and remedies available to the Administrator and the Purchasers, all the rights and remedies of a secured party under any applicable UCC.

         (e) The Seller may, with the written consent of the Administrator and each Purchaser, add additional Persons as Purchasers (either to an existing Purchaser Group or by creating new Purchaser Groups) or cause an existing Purchaser to increase its Commitment in connection with a corresponding increase in the Purchase Limit; PROVIDED, HOWEVER, that the Commitment of any Purchaser may only be increased with the consent of such Purchaser. Each new Purchaser (or Purchaser Group) and each Purchaser increasing its Commitment shall become a party hereto or increase its Commitment, as the case may be, by executing and delivering to the Administrator and the Seller an Assumption Agreement in the form of Annex C hereto (which Assumption Agreement shall, in the case of any new Purchaser or Purchasers be executed by each Person in such new Purchaser's Purchaser Group).

         (f) Each Related Committed Purchaser's obligation hereunder shall be several, such that the failure of any Related Committed Purchaser to make a payment in connection with any purchase hereunder shall not relieve any other Related Committed Purchaser of its obligation hereunder to make payment for any Purchase. Further, in the event any Related Committed Purchaser fails to satisfy its obligation to make a purchase as required hereunder, upon receipt of notice of such failure from the Administrator (or any relevant Purchaser Agent), subject to the limitations set forth herein, the non-defaulting Related Committed Purchasers in such defaulting Related Committed Purchaser's Purchaser Group shall purchase the defaulting Related Committed Purchaser's Commitment Percentage of the related Purchase PRO RATA in proportion to their relative Commitment Percentages (determined without regard to the Commitment

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         Percentage of the defaulting Related Committed Purchaser; it being understood that a defaulting Related Committed Purchaser's Commitment Percentage of any Purchase shall be first put to the Related Committed Purchasers in such defaulting Related Committed Purchaser's Purchaser Group and thereafter if there are no other Related Committed Purchasers in such Purchaser Group or if such other Related Committed Purchasers are also defaulting Related Committed Purchasers, then such defaulting Related Committed Purchaser's Commitment Percentage of such Purchase shall be put to each other Purchaser Group ratably and applied in accordance with this paragraph (f)). Notwithstanding anything in this paragraph (f) to the contrary, no Related Committed Purchaser shall be required to make a Purchase pursuant to this paragraph for an amount which would cause (i) the aggregate Investment of such Related Committed Purchaser (after giving effect to such Purchase) to exceed its Commitment or (ii) the sum of the aggregate Investments of all Purchasers in the Purchaser Group of such Related Committed Purchaser (after giving effect to such Purchase) to exceed the sum of the Commitments of all of the Purchasers in such Purchaser Group.

         Section 1.3. PURCHASED INTEREST COMPUTATION. The Purchased Interest shall be initially computed on the date of the initial Purchase hereunder. Thereafter, until the Facility Termination Date, such Purchased Interest shall be automatically recomputed (or deemed to be recomputed) on each Business Day other than a Termination Day. From and after the occurrence of any Termination Day, the Purchased Interest shall (until the event(s) giving rise to such Termination Day are satisfied or are waived by the Administrator and a Simple Majority of the Purchasers) be deemed to be 100%. The Purchased Interest shall become zero when the Aggregate Investment thereof and Aggregate Discount thereon shall have been paid in full, all the amounts owed by the Seller and the Servicer hereunder to each Purchaser, the Administrator and any other Indemnified Party or Affected Person are paid in full, and the Servicer shall have received the accrued Servicing Fee thereon.

         Section 1.4. SETTLEMENT PROCEDURES.

                  (a) The collection of the Pool Receivables shall be administered by the Servicer in accordance with this Agreement. The Seller shall provide to the Servicer on a timely basis all information needed for such administration, including notice of the occurrence of any Termination Day and current computations of the Purchased Interest.

                  (b) The Servicer shall, on each day on which Collections of Pool Receivables are received (or deemed received) by the Seller or the
         Servicer:

                           (i) set aside and hold in trust (and shall, at the
                  request of the Administrator (with the consent or at the direction of the Majority Purchasers), segregate in a separate account approved by the Administrator if, at the time of such request, there exists an Unmatured Termination Event or a Termination Event or if the failure to so segregate reasonably could be expected to cause a Material Adverse Effect) for the benefit of each Purchaser Group, out of the Purchasers' Share of such Collections, first, an amount equal to the Aggregate Discount accrued through such day for each Portion of Investment and not previously set aside, second, an amount equal to the fees set forth in each



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                  Purchaser Group Fee Letter accrued and unpaid through such day, and third, to the extent funds are available therefor, an amount equal to the aggregate of each Purchaser Group's Ratable Share of the Purchasers' Share of the Servicing Fee accrued through such day and not previously set aside,

                           (ii) subject to SECTION 1.4(f), if such day is not a
                  Termination Day, remit to the Seller, ratably, on behalf of each Purchaser Group, the remainder of the Purchasers' Share of such Collections. Such remainder shall, to the extent representing a return on the Aggregate Investment, ratably, according to each Purchaser's Investment, be automatically reinvested in Pool Receivables, and in the Related Security, Collections and other proceeds with respect thereto; PROVIDED, however, that if the Purchased Interest would exceed 100%, then the Servicer shall not reinvest, but shall set aside and hold in trust for the benefit of the Purchasers (and shall, at the request of the Administrator (with the consent or at the direction of the Majority Purchasers), segregate in a separate account approved by the Administrator if, at the time of such request, there exists an Unmatured Termination Event or a Termination Event or if the failure to so segregate reasonably could be expected to cause a Material Adverse Effect) a portion of such Collections that, together with the other Collections set aside pursuant to this paragraph, shall equal the amount necessary to reduce the Purchased Interest to 100%; PROVIDED, FURTHER, that in the case of any Purchaser that has provided notice (an "EXITING NOTICE") to its Purchaser Agent of its refusal, pursuant to SECTION 1.10, to extend its Commitment hereunder (an "EXITING PURCHASER"), then such Purchaser's ratable share of such Collections based on its Investment shall not be reinvested and shall instead be held in trust for the benefit of such Purchaser and applied in accordance with CLAUSE (iii) below,

                           (iii) if such day is a Termination Day (or any day
                  following the provision of an Exiting Notice), set aside, segregate and hold in trust (and shall, at the request of the Administrator (with the consent or at the direction of a Simple Majority of the Purchasers), segregate in a separate account approved by the Administrator) for the benefit of each Purchaser Group the entire remainder of the Purchasers' Share of the Collections (or in the case of an Exiting Purchaser an amount equal to such Purchaser's ratable share of such Collections based on its Investment; provided, that solely for the purpose of determining such Purchaser's ratable share of such Collections, such Purchaser's Investment shall be deemed to remain constant from the date of the provision of an Exiting Notice until the date such Purchaser's Investment has been paid in full; it being understood that if such day is also a Termination Day, such Exiting Purchaser's Investment shall be recalculated taking into account amounts received by such Purchaser in respect of this parenthetical and thereafter Collections shall be set aside for such Purchaser ratably in respect of its Investment (as recalculated)); provided, that if amounts are set aside and held in trust on any Termination Day of the type described in clause (a) of the definition of "Termination Day" (or any day following the provision of an Exiting Notice) and, thereafter, the conditions set forth in
                  SECTION 2 of EXHIBIT II are satisfied or waived by the Administrator and a Simple Majority



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                  of the Purchasers (or in the case of an Exiting Notice, such
                  Exiting Notice has been revoked by the related Exiting Purchaser, and written notice thereof has been provided to the Administrator, the related Purchaser Agent and the Servicer), such previously set-aside amounts shall, to the extent representing a return on Aggregate Investment (or the Investment of the Exiting Purchaser) and ratably in accordance with each Purchaser's Investment, be reinvested in accordance with CLAUSE (ii) on the day of such subsequent satisfaction or waiver of conditions or revocation of Exiting Notice, and

                           (iv) release to the Seller (subject to SECTION
                  1.4(f)) for its own account any Collections in excess of: (x) amounts required to be reinvested in accordance with CLAUSE
                  (ii) or the proviso to CLAUSE (iii) plus (y) the amounts that are required to be set aside pursuant to CLAUSE (i), the proviso to CLAUSE (ii) and CLAUSE (iii) plus (z) the Seller's Share of the Servicing Fee accrued and unpaid through such day and all reasonable and appropriate out-of-pocket costs and expenses of the Servicer for servicing, collecting and administering the Pool Receivables.

                  (c) The Servicer shall, in accordance with the priorities set forth in SECTION 1.4(d), below, deposit into each applicable Purchaser's account (or such other account designated by such applicable Purchaser or its Purchaser Agent), on each Settlement Date, Collections held for each Purchaser with respect to such Purchaser's Portion(s) of Investment pursuant to CLAUSE (b)(i) or (f) plus the amount of Collections then held for such Purchaser pursuant to CLAUSES
         (b)(ii) and (iii) of SECTION 1.4; PROVIDED, that if Worthington or an Affiliate thereof is the Servicer, such day is not a Termination Day and the Administrator has not notified Worthington (or such Affiliate) that such right is revoked, (or such Affiliate) Worthington may retain the portion of the Collections set aside pursuant to CLAUSE (b)(i) that represents the aggregate of each Purchaser Group's Ratable Share of the Purchasers' Share of the Servicing Fee. On or before the last day of each Yield Period with respect to any Portion of Investment, the applicable Purchaser Agent will notify the Servicer by facsimile of the amount of the Discount accrued with respect to each such Portion of Investment during the related Yield Period then ending.

                  (d) The Servicer shall distribute the amounts described (and at the times set forth) in SECTION 1.4(c), as follows:

                  (i) if such distribution occurs on a day that is not a Termination Day and the Purchased Interest does not exceed 100%, first to each Purchaser Agent ratably according to the Discount accrued during such Yield Period (for the benefit of the relevant Purchasers within such Purchaser Agent's Purchaser Group) in payment in full of all accrued Discount and fees (other than Servicing Fees) with respect to each Portion of Investment maintained by such Purchasers; it being understood that each Purchaser Agent shall distribute such amounts to the Purchasers within its Purchaser Group ratably according to Discount, and second, if the Servicer has set aside amounts in respect of the Servicing Fee pursuant to CLAUSE (b)(i) and has not retained such amounts pursuant to CLAUSE (c), to the Servicer's own account (payable in arrears on each Settlement Date) in payment



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         in full of the aggregate of each Purchaser Group's Ratable Share of the
         Purchasers' Share of accrued Servicing Fees so set aside, and

                  (ii) if such distribution occurs on a Termination Day or on a day when the Purchased Interest exceeds 100%, FIRST if Worthington or an Affiliate thereof is not the Servicer, to the Servicer's own account in payment in full of all accrued Servicing Fees, SECOND to each Purchaser Agent ratably according to Discount (for the benefit of the relevant Purchasers within such Purchaser Agent's Purchaser Group) in payment in full of all accrued Discount with respect to each Portion of Investment funded or maintained by the Purchasers within such Purchaser Agent's Purchaser Group, THIRD to each Purchaser Agent ratably according to the aggregate of the Investment of each Purchaser in each such Purchaser Agent's Purchaser Group (for the benefit of the relevant Purchasers within such Purchaser Agent's Purchaser Group) in payment in full of each Purchaser's Investment (or, if such day is not a Termination Day, the amount necessary to reduce the Purchased Interest to 100%); it being understood that each Purchaser Agent shall distribute the amounts described in the first and second clauses of this SECTION 1.4(d)(ii) to the Purchasers within its Purchaser Group ratably according to Discount and Investment, respectively, FOURTH, if the Aggregate Investment and accrued Aggregate Discount with respect to each Portion of Investment for all Purchaser Groups have been reduced to zero, and all accrued Servicing Fees payable to the Servicer (if other than Worthington or an Affiliate thereof) have been paid in full, to each Purchaser Group ratably (for the benefit of the Purchasers within such Purchaser Group) in accordance with its Ratable Share, the Administrator and any other Indemnified Party or Affected Person in payment in full of any other amounts owed thereto by the Seller or Servicer hereunder and, FIFTH, to the Servicer's own account (if the Servicer is Worthington or an Affiliate thereof) in payment in full of the Aggregate of each Purchaser Group's Ratable Share of all accrued Servicing Fees.

After the Aggregate Investment, Aggregate Discount, fees payable pursuant to each Purchaser Group Fee Letter and Servicing Fees with respect to the Purchased Interest, and any other amounts payable by the Seller and the Servicer to each Purchaser Group, the Administrator or any other Indemnified Party or Affected Person hereunder, have been paid in full, all additional Collections with respect to the Purchased Interest shall be paid to the Seller for its own account.

         (e) For the purposes of this SECTION 1.4:

                  (i) if on any day the Outstanding Balance of any Pool Receivable is reduced or adjusted as a result of any defective, rejected, returned, repossessed or foreclosed goods or services, or any revision, cancellation, allowance, discount or other adjustment made by the Seller or any Affiliate of the Seller, or the Servicer or any Affiliate of the Servicer, or any setoff or dispute between the Seller or any Affiliate of the Seller, or the Servicer or any Affiliate of the Servicer and an Obligor, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such reduction or adjustment;



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                  (ii) if on any day any of the representations or warranties in
         SECTION 1(g) or (h) of EXHIBIT III is not true with respect to any Pool Receivable, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in full;

                  (iii) except as provided in CLAUSE (i) or (ii), or as otherwise required by applicable law or the relevant Contract, all Collections received from an Obligor of any Receivable shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates in writing its payment for application to specific Receivables; and

                  (iv) if and to the extent the Administrator, any Purchaser Agent or any Purchaser shall be required for any reason to pay over to an Obligor (or any trustee, receiver, custodian or similar official in any Insolvency Proceeding) any amount received by it hereunder, such amount shall be deemed not to have been so received by such Person but rather to have been retained by the Seller and, accordingly, such Person shall have a claim against the Seller for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.

         (f) If at any time the Seller shall wish to cause the reduction of Aggregate Investment (but not to commence the liquidation, or reduction to zero, of the entire Aggregate Investment), the Seller may do so as follows:

                  (i) the Seller shall give the Administrator, each Purchaser Agent and the Servicer (A) at least two Business Days' prior written notice thereof for any reduction of Aggregate Investment less than or equal to $10,000,000 and (B) at least ten Business Days' prior written notice thereof for any reduction of Aggregate Investment greater than $10,000,000 (in each case such notice shall include the amount of such proposed reduction and the proposed date on which such reduction will commence);

                  (ii) on the proposed date of commencement of such reduction and on each day thereafter, the Servicer shall cause Collections not to be reinvested until the amount thereof not so reinvested shall equal the desired amount of reduction; and

                  (iii) the Servicer shall hold such Collections in trust for the benefit of each Purchaser ratably according to its Investment, for payment to each such Purchaser (or its related Purchaser Agent for the benefit of such Purchaser) on the (i) next Settlement Date with respect to any Portions of Investment maintained by such Purchaser immediately following the related current Yield Period or (ii) such other date approved by the Administrator with at least five Business Days prior written notice to the Administrator of such payment, and the Aggregate Investment (together with the Investment of any related Purchaser) shall be deemed reduced in the amount to be paid to such Purchaser (or its related



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         Purchaser Agent for the benefit of such Purchaser) only when in fact finally so paid;

PROVIDED, that:

                  (A) the amount of any such reduction shall be not less than $1,000,000 for each Purchaser Group and shall be an integral multiple of $500,000, and the entire Aggregate Investment after giving effect to such reduction shall be not less than $50,000,000 and shall be in an integral multiple of $1,000,000 (unless the Aggregate Investment shall have been reduced to zero); and

                  (B) with respect to any Portion of Investment, the Seller shall choose a reduction amount, and the date of commencement thereof, so that to the extent practicable such reduction shall commence and conclude in the same Yield Period.

Section 1.5. FEES. The Seller shall pay to each Purchaser Agent for the benefit of the related Purchasers certain fees in the amounts and on the dates set forth in letters, dated the date hereof, each such letter (as amended, supplemented, or otherwise modified from time to time, a "PURCHASER GROUP FEE LETTER") in each case among the Seller, the Servicer, the Administrator and the related Purchaser Agent.

         Section 1.6. PAYMENTS AND COMPUTATIONS, ETC.

                  (a) All amounts to be paid or deposited by the Seller or the Servicer hereunder shall be made without reduction for offset or counterclaim and shall be paid or deposited no later than noon (New York City time) on the day when due in same day funds to the applicable Purchaser's account (as such account is identified in the related Purchaser Group Fee Letter). All amounts received after noon (New York City time) will be deemed to have been received on the next Business Day.

                  (b) The Seller or the Servicer, as the case may be, shall, to the extent permitted by law, pay interest on any amount not paid or deposited by the Seller or the Servicer, as the case may be, when due hereunder, at an interest rate equal to the Base Rate, payable on demand.

                  (c) All computations of interest under CLAUSE (B) and all computations of Discount, fees and other amounts hereunder shall be made on the basis of a year of 360 (or 365 or 366, as applicable, with respect to Discount or other amounts calculated by reference to the Base Rate) days for the actual number of days elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next Business Day and such extension of time shall be included in the computation of such payment or deposit.

                  (d) Each Affected Person will notify Seller and the applicable Purchaser Agent promptly after it has received official notice of any event which will entitle such Affected Person to such additional amounts as compensation pursuant to this SECTION 1.7. Such additional amounts shall accrue from the date as to which such Affected Person becomes subject to such additional costs as a result of such event (or if such notice of such event is not given to Seller by such Affected Person within 90 days after such Affected Person received such official notice of such event, from the date which is 90 days prior to the date such notice is given to Seller by such Affected Person).

         Section 1.7. INCREASED COSTS.

                  (a) If any Purchaser Agent, Purchaser, Liquidity Provider, the Administrator or any other Program Support Provider or any of their respective Affiliates (each an "AFFECTED PERSON") reasonably determines that the existence of or compliance with: (i) any law or regulation or any change therein or in the interpretation or application thereof, in each case adopted, issued or occurring after the date hereof, or (ii) any request, guideline or directive from any central bank or other Governmental Authority (whether or not having the force of law) issued or occurring after the date of this Agreement, affects or would affect the amount of capital required or expected to be maintained by such Affected Person, and such Affected Person determines that the amount of such capital is increased by or based upon the existence of any commitment to make purchases of (or otherwise to maintain the investment in) Pool Receivables related to this Agreement or any related liquidity facility, credit enhancement facility or other commitments of the same type, then, upon demand by such Affected Person (with a copy to the Administrator), the Seller shall promptly pay to the Administrator, for the account of such Affected Person, from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person in the light of such circumstances, to the extent that such Affected Person reasonably determines such increase in capital to be allocable to the existence of any of such commitments. A certificate as to such amounts submitted to the Seller and the Administrator by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.

                  (b) If, due to either: (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Affected Person of agreeing to purchase or purchasing, or maintaining the ownership of, the Purchased Interest or any portion thereof in respect of which Discount is computed by reference to the Euro-Rate, then, upon demand by such Affected Person, the Seller shall promptly pay to such Affected Person, from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person for such increased costs. A certificate as to such amounts submitted to the Seller and the Administrator by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.

                  (c) If such increased costs affect the related Affected Person's portfolio of financing transactions, such Affected Person shall use reasonable averaging and attribution methods to allocate such increased costs to the transactions contemplated by this Agreement.

         Section 1.8. REQUIREMENTS OF LAW.

                  If any Affected Person reasonably determines that the existence of or compliance with: (a) any law or regulation or any change therein or in the interpretation or application thereof, in each case adopted, issued or occurring after the date hereof, or (b) any request, guideline or directive from any central bank or other Governmental Authority (whether or not having the force of law) issued or occurring after the date of this Agreement:

                           (i) does or shall subject such Affected Person to any
                  tax of any kind whatsoever with respect to this Agreement, any increase in the Purchased Interest or any portion thereof or in the amount of such Person's Investment relating thereto, or does or shall change the basis of taxation of payments to such Affected Person on account of Collections, Discount or any other amounts payable hereunder (excluding taxes imposed on the overall pre-tax net income of such Affected Person, and franchise taxes imposed on such Affected Person, by the jurisdiction under the laws of which such Affected Person is organized or a political subdivision thereof),

                           (ii) does or shall impose, modify or hold applicable
                  any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, purchases, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Affected Person that are not otherwise included in the determination of the Euro-Rate or the Base Rate hereunder, or

                           (iii) does or shall impose on such Affected Person
                  any other condition,

and the result of any of the foregoing is: (A) to increase the cost to such Affected Person of acting as Administrator or as a Purchaser Agent, or of agreeing to purchase or purchasing or maintaining the ownership of undivided percentage ownership interests with regard to the Purchased Interest (or interests therein) or any Portion of Investment, or (B) to reduce any amount receivable hereunder (whether directly or indirectly), then, in any such case, upon demand by such Affected Person, the Seller shall promptly pay to such Affected Person additional amounts necessary to compensate such Affected Person for such additional cost or reduced amount receivable. All such amounts shall be payable as incurred. A certificate from such Affected Person to the Seller and the Administrator certifying, in reasonably specific detail, the basis for, calculation of, and amount of such additional costs or reduced amount receivable shall be conclusive and binding for all purposes, absent manifest error; PROVIDED, HOWEVER, that no Affected Person shall be required to disclose any confidential or tax planning information in any such certificate.

         Section 1.9. INABILITY TO DETERMINE EURO-RATE. (a) If the Administrator (or any Purchaser Agent) determines before the first day of any Yield Period (which determination shall be final and conclusive) that, by reason of circumstances affecting the interbank eurodollar market generally, deposits in dollars (in the relevant amounts for such Yield Period) are not being offered to banks in the interbank eurodollar market for such Yield Period, or adequate means do not exist for ascertaining the Euro-Rate for such Yield Period, then the Administrator shall give notice thereof to the Seller. Thereafter, until the Administrator or such Purchaser

Agent notifies the Seller that the circumstances giving rise to such suspension no longer exist, (a) no Portion of Investment shall be funded at the Yield Rate determined by reference to the Euro-Rate and (b) the Discount for any outstanding Portions of Investment then funded at the Yield Rate determined by reference to the Euro-Rate shall, on the last day of the then current Yield Period, be converted to the Yield Rate determined by reference to the Base Rate.

                  (b) If, on or before the first day of any Yield Period, the Administrator shall have been notified by any Purchaser, Purchaser Agent or Liquidity Provider that, such Person has determined (which determination shall be final and conclusive) that, any enactment, promulgation or adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by a governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Person with any guideline, request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for such Person to fund or maintain any Portion of Investment at the Yield Rate and based upon the Euro-Rate, the Administrator shall notify the Seller thereof. Upon receipt of such notice, until the Administrator notifies the Seller that the circumstances giving rise to such determination no longer apply, (a) no Portion of Investment shall be funded at the Yield Rate determined by reference to the Euro-Rate and (b) the Discount for any outstanding Portions of Investment then funded at the Yield Rate determined by reference to the Euro-Rate shall be converted to the Yield Rate determined by reference to the Base Rate either (i) on the last day of the then current Yield Period if such Person may lawfully continue to maintain such Portion of Investment at the Yield Rate determined by reference to the Euro-Rate to such day, or (ii) immediately, if such Person may not lawfully continue to maintain such Portion of Investment at the Yield Rate determined by reference to the Euro-Rate to such day.

Section 1.10. EXTENSION OF TERMINATION DATE. The Seller may advise the Administrator and each Purchaser Agent in writing of its desire to extend the Facility Termination Date for an additional 364 days, provided such request is made not more than 90 days prior to, and not less than 60 days prior to, the then current Facility Termination Date. In the event that the Purchaser Agents are all agreeable to such extension, the Administrator shall so notify the Seller in writing (it being understood that the Purchaser Agents may accept or decline such a request in their sole discretion and on such terms as they may elect) not less than 30 days prior to the then current Facility Termination Date and the Seller, the Administrator, the Purchaser Agents and the Purchasers shall enter into such documents as the Purchasers may deem necessary or appropriate to reflect such extension, and all reasonable costs and expenses incurred by the Purchasers, the Administrator and the Purchaser Agents in connection therewith (including reasonable Attorneys' Costs) shall be paid by the Seller. In the event the Purchaser Agents decline the request for such extension, the Administrator shall so notify the Seller of such determination; provided, however, that the failure of the Administrator to notify the Seller of the determination to decline such extension shall not affect the understanding and agreement that the Purchaser Agents shall be deemed to have refused to grant the requested extension in the event the Administrator fails to affirmatively notify the Seller, in writing, of their agreement to accept the requested extension.

                                   ARTICLE II
                   REPRESENTATIONS AND WARRANTIES; COVENANTS;
                               TERMINATION EVENTS

         Section 2.1. REPRESENTATIONS AND WARRANTIES; COVENANTS. Each of the Seller, Worthington and the Servicer hereby makes the representations and warranties, and hereby agrees to perform and observe the covenants, applicable to it set forth in EXHIBITS III and IV, respectively.

         Section 2.2. TERMINATION EVENTS. If any of the Termination Events set forth in EXHIBIT V shall occur, the Administrator may (with the consent of a Simple Majority of the Purchasers) or shall (at the direction of a Simple Majority of the Purchasers), by notice to the Seller, declare the Facility Termination Date to have occurred (in which case the Facility Termination Date shall be deemed to have occurred); PROVIDED, that automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in PARAGRAPH (f) of EXHIBIT V, the Facility Termination Date shall occur. Upon any such declaration, occurrence or deemed occurrence of the Facility Termination Date, the Administrator, each Purchaser Agent and each Purchaser shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided after default under the New York UCC and under other applicable law, which rights and remedies shall be cumulative.

                                  ARTICLE III
                                 INDEMNIFICATION

         Section 3.1. INDEMNITIES BY THE SELLER. Without limiting any other rights that the any Purchaser Agent, Purchaser, Liquidity Provider, the Administrator or any Program Support Provider or any of their respective Affiliates, employees, officers, directors, agents, counsel, successors, transferees or assigns (each, an "INDEMNIFIED PARTY") may have hereunder or under applicable law, the Seller hereby agrees to indemnify each Indemnified Party from and against any and all claims, damages, expenses, costs, losses and liabilities (including Attorney Costs) (all of the foregoing being collectively referred to as "INDEMNIFIED AMOUNTS") arising out of or resulting from this Agreement (whether directly or indirectly), the use of proceeds of purchases or reinvestments, the ownership of the Purchased Interest, or any interest therein, or in respect of any Receivable, Related Security or Contract, excluding, however: (a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party or its officers, directors, agents or counsel, (b) recourse with respect to any Receivable to the extent that such Receivable is uncollectible on account of the insolvency, bankruptcy or lack of credit worthiness of the related Obligor, or (c) any overall net income taxes or franchise taxes imposed on such Indemnified Party by the jurisdiction under the laws of which such Indemnified Party is organized or any political subdivision thereof. Without limiting or being limited by the foregoing, and subject to the exclusions set forth in the preceding sentence, the Seller shall pay on demand (which demand shall be accompanied by documentation of the Indemnified Amounts, in reasonable detail) to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following:

                  (i) the failure of any Receivable included in the calculation of the Net Receivables Pool Balance as an Eligible Receivable to be an Eligible Receivable, the failure of any information contained in an Information Package to be true and correct, or the failure of any other information provided to such Indemnified Party by the Seller or Servicer with respect to Receivables or this Agreement to be true and correct,

                  (ii) the failure of any representation, warranty or statement made or deemed made by the Seller (or any of its officers) under or in connection with this Agreement to have been true and correct as of the date made or deemed made in all respects when made,

                  (iii) the failure by the Seller to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract, or the failure of any Pool Receivable or the related Contract to conform to any such applicable law, rule or regulation,

                  (iv) the failure to vest in the Administrator (for the benefit of the Purchasers) a valid and enforceable: (A) perfected undivided percentage ownership interest, to the extent of the Purchased Interest, in the Receivables in, or purporting to be in, the Receivables Pool and the other Pool Assets, or (B) first priority perfected security interest in the Pool Assets, in each case, free and clear of any Adverse Claim,

                  (v) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool and the other Pool Assets, whether at the time of any purchase or reinvestment or at any subsequent time,

                  (vi) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the goods or services related to such Receivable or the furnishing or failure to furnish such goods or services or relating to collection activities with respect to such Receivable,

                  (vii) any failure of the Seller, any Affiliate of the Seller or the Servicer to perform its duties or obligations in accordance with the provisions hereof or under the Contracts,

                  (viii) any products liability or other claim, investigation, litigation or proceeding arising out of or in connection with merchandise, insurance or services that are the subject of any Contract,

                  (ix) the commingling of Collections at any time with other funds,

                           (x) the use of proceeds of purchases or
                  reinvestments, or

                           (xi) any reduction in the Aggregate Investment as a
                  result of the distribution of Collections pursuant to SECTION 1.4(d), if all or a portion of such distributions shall thereafter be rescinded or otherwise must be returned for any reason.

         Section 3.2. INDEMNITIES BY THE SERVICER. Without limiting any other rights that any Indemnified Party may have hereunder or under applicable law, the Servicer hereby agrees to indemnify each Indemnified Party from and against any and all Indemnified Amounts arising out of or resulting from (whether directly or indirectly): (a) the failure of any information contained in an Information Package to be true and correct, or the failure of any other information provided to such Indemnified Party by, or on behalf of, the Servicer to be true and correct, (b) the failure of any representation, warranty or statement made or deemed made by the Servicer (or any of its officers) under or in connection with this Agreement or any other Transaction Document to which it is a party to have been true and correct as of the date made or deemed made in all respects when made, (c) the failure by the Servicer to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract, (d) any dispute, claim, offset or defense of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool resulting from or related to the collection activities with respect to such Receivable, (e) any failure of the Servicer to perform its duties or obligations in accordance with the provisions hereof or any other Transaction Document to which it is a party, (f) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool and the other Pool Assets, whether at the time of any purchase or reinvestment or at any subsequent time, or (g) any commingling by the Servicer of Collections at any time with other funds.

                                   ARTICLE IV
                         ADMINISTRATION AND COLLECTIONS

         Section 4.1. APPOINTMENT OF THE SERVICER.

                  (a) The servicing, administering and collection of the Pool Receivables shall be conducted by the Person so designated from time to time as the Servicer in accordance with this Section. Until the Administrator gives notice to Worthington (in accordance with this SECTION 4.1) of the designation of a new Servicer, Worthington is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. Upon the occurrence of a Termination Event, the Administrator may (with the consent of the Majority Purchasers) or shall (at the direction of the Majority Purchasers) designate as Servicer any Person (including itself) to succeed Worthington or any successor Servicer, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Servicer pursuant to the terms hereof.

                  (b) Upon the designation of a successor Servicer as set forth in CLAUSE (a), Worthington agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrator determines will facilitate the transition of the performance of such activities to the new Servicer, and Worthington shall cooperate with and assist such new Servicer. Such cooperation shall include access to and transfer of related records (including all Contracts) and use by the new Servicer of all licenses, hardware or software necessary or desirable to collect the Pool Receivables and the Related Security.

         (c) Worthington acknowledges that, in making their decision to execute and deliver this Agreement, the Administrator and each Purchaser Group have relied on Worthington's agreement to act as Servicer hereunder. Accordingly, Worthington agrees that it will not voluntarily resign as Servicer without the consent of the Majority Purchasers.

         (d) The Servicer may delegate its duties and obligations hereunder to any subservicer (each a "SUB-SERVICER"); PROVIDED, that, in each such delegation: (i) such Sub-Servicer shall agree in writing to perform the duties and obligations of the Servicer pursuant to the terms hereof, (ii) the Servicer shall remain primarily liable for the performance of the duties and obligations so delegated, (iii) the Seller, the Administrator and each Purchaser Group shall have the right to look solely to the Servicer for performance, and (iv) the terms of any agreement with any Sub-Servicer shall provide that the Administrator may terminate such agreement upon the termination of the Servicer hereunder by giving notice of its desire to terminate such agreement to the Servicer (and the Servicer shall provide appropriate notice to each such Sub-Servicer); PROVIDED, HOWEVER, that if any such delegation is to any Person other than an Originator or an Affiliate thereof, the Administrator and the Majority Purchasers shall have consented in writing in advance to such delegation.

Section 4.2. DUTIES OF THE SERVICER.

         (a) The Servicer shall take or cause to be taken all such action as may be necessary or advisable to administer and collect each Pool Receivable from time to time, all in accordance with this Agreement and all applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policies. The Servicer shall set aside, for the account of each Purchaser Group, the amount of the Collections to which each such Purchaser Group is entitled in accordance with ARTICLE I. The Servicer may, in accordance with the applicable Credit and Collection Policy, extend the maturity of any Pool Receivable (but not beyond 30 days) and extend the maturity or adjust the Outstanding Balance of any Defaulted Receivable as the Servicer may determine to be appropriate to maximize Collections thereof; PROVIDED, HOWEVER, that: (i) such extension shall not change the number of days such Pool Receivable has remained unpaid from the date of the original due date related to such Pool Receivable, (ii) such extension or adjustment shall not alter the status of such Pool Receivable as a Delinquent Receivable or a Defaulted Receivable or limit the rights of the Administrator or any Purchaser Group under this Agreement and (iii) if a Termination Event has occurred and Worthington or an Affiliate thereof is serving as the Servicer, Worthington or such Affiliate may make such extension or adjustment only upon the prior approval of the Administrator (with the consent of the Majority Purchasers). The Seller shall deliver to the Servicer and the Servicer shall hold for the benefit of the Seller and the Administrator

         (individually and for the benefit of each Purchaser Group), in accordance with their respective interests, all records and documents (including computer tapes or disks) with respect to each Pool Receivable. Notwithstanding anything to the contrary contained herein, the Administrator may direct the Servicer (whether the Servicer is Worthington or any other Person) to commence or settle any legal action to enforce collection of any Pool Receivable or to foreclose upon or repossess any Related Security; PROVIDED, HOWEVER, that no such direction may be given unless either: (A) a Termination Event has occurred or (B) the Administrator believes in good faith that failure to commence, settle or effect such legal action, foreclosure or repossession could adversely affect Receivables constituting a material portion of the Pool Receivables.

                  (b) The Servicer shall, as soon as practicable following actual receipt of collected funds, turn over to the Seller the collections of any indebtedness that is not a Pool Receivable, less, if Worthington or an Affiliate thereof is not the Servicer, all reasonable and appropriate out-of-pocket costs and expenses of such Servicer of servicing, collecting and administering such collections. The Servicer, if other than Worthington or an Affiliate thereof, shall, as soon as practicable upon demand, deliver to the Seller all records in its possession that evidence or relate to any indebtedness that is not a Pool Receivable, and copies of records in its possession that evidence or relate to any indebtedness that is a Pool Receivable.

                  (c) The Servicer's obligations hereunder shall terminate on the later of: (i) the Facility Termination Date and (ii) the date on which all amounts required to be paid to the Purchaser Agents, each Purchaser, the Administrator and any other Indemnified Party or Affected Person hereunder shall have been paid in full.

         After such termination, if Worthington or an Affiliate thereof was not the Servicer on the date of such termination, the Servicer shall promptly deliver to the Seller all books, records and related materials that the Seller previously provided to the Servicer, or that have been obtained by the Servicer, in connection with this Agreement.

         Section 4.3. LOCK-BOX ACCOUNT ARRANGEMENTS. Within 30 days from the initial purchase hereunder, the Seller shall have entered into Lock-Box Agreements with all of the Lock-Box Banks and delivered original counterparts of each to the Administrator and each Purchaser Agent. Upon the occurrence of a Termination Event, the Administrator may (with the consent of a Simple Majority of the Purchasers) or shall (upon the direction of a Simple Majority of the Purchasers) at any time thereafter give notice to each Lock-Box Bank that the Administrator is exercising its rights under the Lock-Box Agreements to do any or all of the following: (a) to have the exclusive ownership and control of the Lock-Box Accounts transferred to the Administrator (for the benefit of the Purchasers) and to exercise exclusive dominion and control over the funds deposited therein, (b) to have the proceeds that are sent to the respective Lock-Box Accounts redirected pursuant to the Administrator's instructions rather than deposited in the applicable Lock-Box Account, and (c) to take any or all other actions permitted under the applicable Lock-Box Agreement. The Seller hereby agrees that if the Administrator at any time takes any action set forth in the preceding sentence, the Administrator shall have exclusive control (for the benefit of the Purchasers) of the proceeds (including Collections) of all Pool Receivables and the Seller hereby further agrees to take any other action that the Administrator or any Purchaser Agent may reasonably request to transfer such control. Any proceeds of Pool Receivables received by the Seller or the Servicer thereafter shall be sent immediately to the Administrator. The parties hereto hereby acknowledge that if at any time the Administrator takes control of any Lock-Box Account, the Administrator shall not have any rights to the funds therein in excess of the unpaid amounts due to the Administrator, the Purchaser Groups, any Indemnified Party or any other Person hereunder, and the Administrator shall distribute or cause to be distributed such funds in accordance with SECTION 4.2(b) and ARTICLE I (in each case as if such funds were held by the Servicer thereunder).

         Section 4.4. ENFORCEMENT RIGHTS.

         (a) At any time following the occurrence of a Termination Event:

                  (i) the Administrator may (with the consent or at the direction of the Majority Purchasers) direct the Obligors that payment of all amounts payable under any Pool Receivable is to be made directly to the Administrator or its designee,

                  (ii) the Administrator may (with the consent or at the direction of the Majority Purchasers) instruct the Seller or the Servicer to give notice of the Purchaser Groups' interest in Pool Receivables to each Obligor, which notice shall direct that payments be made directly to the Administrator or its designee (on behalf of such Purchaser Groups), and the Seller or the Servicer, as the case may be, shall give such notice at the expense of the Seller or the Servicer, as the case may be; PROVIDED, that if the Seller or the Servicer, as the case may be, fails to so notify each Obligor, the Administrator (at the Seller's or the Servicer's, as the case may be, expense) may so notify the Obligors, and

                  (iii) the Administrator may (with the consent or at the direction of the Majority Purchasers) request the Servicer to, and upon such request the Servicer shall: (A) assemble all of the records necessary or desirable to collect the Pool Receivables and the Related Security, and transfer or license to a successor Servicer the use of all software necessary or desirable to collect the Pool Receivables and the Related Security, and make the same available to the Administrator or its designee (for the benefit of the Purchasers) at a place selected by the Administrator, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections in a manner acceptable to the Administrator and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrator or its designee.

                  (b) The Seller hereby authorizes the Administrator (on behalf of each Purchaser Group), and irrevocably appoints the Administrator as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Seller, which appointment is coupled with an interest, to take any and all steps in the name of the Seller and on behalf of the Seller necessary or desirable, in the determination of the Administrator, after the occurrence of a Termination Event, to collect any and all amounts or portions thereof due under any and all Pool Assets, including endorsing the name of the Seller on checks and other instruments representing Collections and enforcing such Pool Assets. Notwithstanding anything to the contrary contained in this subsection, none of the powers conferred upon such attorney-in-fact pursuant to the preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.

         Section 4.5. RESPONSIBILITIES OF THE SELLER.

                  (a) Anything herein to the contrary notwithstanding, the Seller shall: (i) perform all of its obligations, if any, under the Contracts related to the Pool Receivables to the same extent as if interests in such Pool Receivables had not been transferred hereunder, and the exercise by the Administrator, the Purchaser Agents or the Purchasers of their respective rights hereunder shall not relieve the Seller from such obligations, and (ii) pay when due any taxes, including any sales taxes payable in connection with the Pool Receivables and their creation and satisfaction. The Administrator, the Purchaser Agents or any of the Purchasers shall not have any obligation or liability with respect to any Pool Asset, nor shall any of them be obligated to perform any of the obligations of the Seller, Servicer, Worthington or the Originators thereunder.

                  (b) Worthington hereby irrevocably agrees that if at any time it shall cease to be the Servicer hereunder, it shall act (if the then-current Servicer so requests) as the data-processing agent of the Servicer and, in such capacity, Worthington shall conduct the data-processing functions of the administration of the Receivables and the Collections thereon in substantially the same way that Worthington conducted such data-processing functions while it acted as the Servicer.

         Section 4.6. SERVICING FEE. (a) Subject to CLAUSE (b), the Servicer shall be paid a fee (the "SERVICING FEE") equal to 1.00% PER ANNUM of the daily average aggregate Outstanding Balance of the Pool Receivables. The Aggregate of each Purchaser Group's Ratable Share of such fee shall be paid through the distributions contemplated by SECTION 1.4(d), and the Seller's Share of the Purchasers' Share of such fee shall be paid by the Seller.

                  (b) If the Servicer ceases to be Worthington or an Affiliate thereof, the servicing fee shall be the greater of: (i) the amount calculated pursuant to CLAUSE (a), and (ii) an alternative amount specified by the successor Servicer not to exceed 110% of the aggregate reasonable costs and expenses incurred by such successor Servicer in connection with the performance of its obligations as Servicer.

                                   ARTICLE V
                                   THE AGENTS

         Section 5.1. APPOINTMENT AND AUTHORIZATION. (a) Each Purchaser and Purchaser Agent hereby irrevocably designates and appoints PNC as the "Administrator" hereunder and authorizes the Administrator to take such actions and to exercise such powers as are delegated to the Administrator hereby and to exercise such other powers as are reasonably incidental thereto.

The Administrator shall hold, in its name, for the benefit of each Purchaser, ratably, the Purchased Interest. The Administrator shall not have any duties other than those expressly set forth herein or any fiduciary relationship with any Purchaser or Purchaser Agent, and no implied obligations or liabilities shall be read into this Agreement, or otherwise exist, against the Administrator. The Administrator does not assume, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with, the Seller or Servicer. Notwithstanding any provision of this Agreement or any other Transaction Document to the contrary, in no event shall the Administrator ever be required to take any action which exposes the Administrator to personal liability or which is contrary to the provision of any Transaction Document or applicable law.

                  (b) Each Purchaser hereby irrevocably designates and appoints the respective institution identified as the Purchaser Agent for such Purchaser's Purchaser Group on the signature pages hereto or in the Assumption Agreement or Transfer Supplement pursuant to which such Purchaser becomes a party hereto, and each authorizes such Purchaser Agent to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to such Purchaser Agent by the terms of this Agreement, if any, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Purchaser Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Purchaser or other Purchaser Agent or the Administrator, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of such Purchaser Agent shall be read into this Agreement or otherwise exist against such Purchaser Agent.

                  (c) Except as otherwise specifically provided in this Agreement, the provisions of this Article V are solely for the benefit of the Purchaser Agents, the Administrator and the Purchasers, and none of the Seller or Servicer shall have any rights as a third-party beneficiary or otherwise under any of the provisions of this ARTICLE V, except that this ARTICLE V shall not affect any obligations which any Purchaser Agent, the Administrator or any Purchaser may have to the Seller or the Servicer under the other provisions of this Agreement. Furthermore, no Purchaser shall have any rights as a third-party beneficiary or otherwise under any of the provisions hereof in respect of a Purchaser Agent which is not the Purchaser Agent for such Purchaser.

                  (d) In performing its functions and duties hereunder, the Administrator shall act solely as the agent of the Purchasers and the Purchaser Agents and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller or Servicer or any of their successors and assigns. In performing its functions and duties hereunder, each Purchaser Agent shall act solely as the agent of its respective Purchaser and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller, the Servicer, any other Purchaser, any other Purchaser Agent or the Administrator, or any of their respective successors and assigns.

         Section 5.2. DELEGATION OF DUTIES. The Administrator may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrator shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         Section 5.3. EXCULPATORY PROVISIONS. None of the Purchaser Agents, the Administrator or any of their directors, officers, agents or employees shall be liable for any action taken or omitted (i) with the consent or at the direction of the Majority Purchasers (or in the case of any Purchaser Agent, the Purchasers within its Purchaser Group that have a majority of the aggregate Commitment of such Purchaser Group) or (ii) in the absence of such Person's gross negligence or willful misconduct. The Administrator shall not be responsible to any Purchaser, Purchaser Agent or other Person for (i) any recitals, representations, warranties or other statements made by the Seller, Servicer, or any of their Affiliates, (ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Transaction Document, (iii) any failure of the Seller, any Originator or any of their Affiliates to perform any obligation or (iv) the satisfaction of any condition specified in EXHIBIT
II. The Administrator shall not have any obligation to any Purchaser or Purchaser Agent to ascertain or inquire about the observance or performance of any agreement contained in any Transaction Document or to inspect the properties, books or records of the Seller, Servicer, Originator or any of their Affiliates.

         Section 5.4. RELIANCE BY AGENTS. (a) Each Purchaser Agent and the Administrator shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or other writing or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person and upon advice and statements of legal counsel (including counsel to the Seller), independent accountants and other experts selected by the Administrator. Each Purchaser Agent and the Administrator shall in all cases be fully justified in failing or refusing to take any action under any Transaction Document unless it shall first receive such advice or concurrence of the Majority Purchasers (or in the case of any Purchaser Agent, the Purchasers within its Purchaser Group that have a majority of the aggregate Commitment of such Purchaser Group), and assurance of its indemnification, as it deems appropriate.

                  (b) The Administrator shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Majority Purchasers or the Purchaser Agents, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Purchasers, the Administrator and Purchaser Agents.

                  (c) The Purchasers within each Purchaser Group with a majority of the Commitment of such Purchaser Group shall be entitled to request or direct the related Purchaser Agent to take action, or refrain from taking action, under this Agreement on behalf of such Purchasers. Such Purchaser Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of such majority Purchasers, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of such Purchaser Agent's Purchasers.

                  (d) Unless otherwise advised in writing by a Purchaser Agent or by any Purchaser on whose behalf such Purchaser Agent is purportedly acting, each party to this Agreement may assume that (i) such Purchaser Agent is acting for the benefit of each of the Purchasers in respect of which such Purchaser Agent is identified as being the

         "Purchaser Agent" in the definition of "Purchaser Agent" hereto, as well as for the benefit of each assignee or other transferee from any such Person, and (ii) each action taken by such Purchaser Agent has been duly authorized and approved by all necessary action on the part of the Purchasers on whose behalf it is purportedly acting. Each Purchaser Agent and its Purchaser(s) shall agree amongst themselves as to the circumstances and procedures for removal, resignation and replacement of such Purchaser Agent.

         Section 5.5. NOTICE OF TERMINATION EVENTS. Neither any Purchaser Agent nor the Administrator shall be deemed to have knowledge or notice of the occurrence of any Termination Event or Unmatured Termination Event unless such Administrator has received notice from any Purchaser, Purchaser Agent, the Servicer or the Seller stating that a Termination Event or Unmatured Termination Event has occurred hereunder and describing such Termination Event or Unmatured Termination Event. In the event that the Administrator receives such a notice, it shall promptly give notice thereof to each Purchaser Agent whereupon each such Purchaser Agent shall promptly give notice thereof to its Purchasers. In the event that a Purchaser Agent receives such a notice (other than from the Administrator), it shall promptly give notice thereof to the Administrator. The Administrator shall take such action concerning a Termination Event or Unmatured Termination Event as may be directed by the Majority Purchasers unless such action otherwise requires the consent of all Purchasers), but until the Administrator receives such directions, the Administrator may (but shall not be obligated to) take such action, or refrain from taking such action, as the Administrator deems advisable and in the best interests of the Purchasers and Purchaser Agents.

         Section 5.6. NON-RELIANCE ON ADMINISTRATOR, PURCHASER AGENTS AND OTHER PURCHASERS. Each Purchaser expressly acknowledges that none of the Administrator, the Purchaser Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrator, or any Purchaser Agent hereafter taken, including any review of the affairs of the Seller, Worthington, Servicer or any Originator, shall be deemed to constitute any representation or warranty by the Administrator or such Purchaser Agent, as applicable. Each Purchaser represents and warrants to the Administrator and the Purchaser Agents that, independently and without reliance upon the Administrator, Purchaser Agents or any other Purchaser and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Seller, Worthington, Servicer or the Originators, and the Receivables and its own decision to enter into this Agreement and to take, or omit, action under any Transaction Document. Except for items specifically required to be delivered hereunder, the Administrator shall not have any duty or responsibility to provide any Purchaser Agent with any information concerning the Seller, Worthington, Servicer or the Originators or any of their Affiliates that comes into the possession of the Administrator or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

         Section 5.7. ADMINISTRATORS AND AFFILIATES. Each of the Purchasers and the Administrator and their Affiliates may extend credit to, accept deposits from and generally engage in any kind of banking, trust, debt, equity or other business with the Seller, Worthington, Servicer or any Originator or any of their Affiliates and PNC may exercise or refrain from exercising its rights and powers as if it were not the Administrator. With respect to the acquisition of the Eligible Receivables pursuant to this Agreement, each of the Purchaser Agents and the Administrator shall have the same rights and powers under this Agreement as any Purchaser and may exercise the same as though it were not such an agent, and the terms "Purchaser" and "Purchasers" shall include each of the Purchaser Agents and the Administrator in their individual capacities.

         Section 5.8. INDEMNIFICATION. Each Purchaser Group shall indemnify and hold harmless the Administrator (but solely in its capacity as Administrator) and its officers, directors, employees, representatives and agents (to the extent not reimbursed by the Seller, Worthington or Servicer and without limiting the obligation of the Seller, Worthington or Servicer to do so), ratably in accordance with its Ratable Share from and against any and all liabilities, obligations, losses, damages, penalties, judgments, settlements, costs, expenses and disbursements of any kind whatsoever (including in connection with any investigative or threatened proceeding, whether or not the Administrator or such Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Administrator or such Person as a result of, or related to, any of the transactions contemplated by the Transaction Documents or the execution, delivery or performance of the Transaction Documents or any other document furnished in connection therewith (but excluding any such liabilities, obligations, losses, damages, penalties, judgments, settlements, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Administrator or such Person as finally determined by a court of competent jurisdiction); PROVIDED, that in the case of each Purchaser that is a commercial paper conduit, such indemnity shall be provided solely to the extent of amounts received by such Purchaser under this Agreement which exceed the amounts required to repay such Purchaser's outstanding Notes. Notwithstanding anything in this SECTION 5.8 to the contrary, each of the Administrator, each Purchaser Agent and each Purchaser hereby covenants and agrees that it shall not institute against, or join any other Person in instituting against, any Conduit Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law, for one year and a day after the latest maturing Note issued by such Conduit Purchaser is paid in full.

         Section 5.9. SUCCESSOR ADMINISTRATOR. The Administrator may, upon at least five (5) days notice to the Seller and each Purchaser and Purchaser Agent, resign as Administrator. Such resignation shall not become effective until a successor agent is appointed by the Majority Purchasers and has accepted such appointment. Upon such acceptance of its appointment as Administrator hereunder by a successor Administrator, such successor Administrator shall succeed to and become vested with all the rights and duties of the retiring Administrator, and the retiring Administrator shall be discharged from its duties and obligations under the Transaction Documents. After any retiring Administrator's resignation hereunder, the provisions of SECTIONS 3.1 and 3.2 and this Article V shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrator.

                                   ARTICLE VI
                                  MISCELLANEOUS

         Section 6.1. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or any other Transaction Document, or consent to any departure by the Seller or the

Servicer therefrom, shall be effective unless in a writing signed by the Administrator and each of the Majority Purchasers, and, in the case of any amendment, by the other parties thereto; and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that, if required by any Conduit Purchaser, no such material amendment shall be effective until both Moody's and Standard & Poor's have notified the related Purchaser Agent in writing that such action will not result in a reduction or withdrawal of the rating of any Notes; PROVIDED, FURTHER that no such amendment or waiver shall, without the consent of each affected Purchaser, (A) extend the date of any payment or deposit of Collections by the Seller or the Servicer, (B) reduce the rate or extend the time of payment of Yield, (C) reduce any fees payable to the Administrator, any Purchaser Agent or any Purchaser pursuant to the applicable Purchaser Group Fee Letter, (D) change the amount of Investment of any Purchaser, any Purchaser's pro rata share of the Purchased Interest or any Related Committed Purchaser's Commitment, (E) amend, modify or waive any provision of the definition of "Majority Purchaser" or this SECTION 6.1, (F) consent to or permit the assignment or transfer by the Seller of any of its rights and obligations under this Agreement, (G) change the definition of "Concentration Percentage," "Concentration Reserve," "Concentration Reserve Percentage," "Eligible Receivable," "Loss Reserve," "Loss Reserve Percentage," "Dilution Reserve," "Dilution Reserve Percentage," "Termination Event," "Total Reserve," "Yield Reserve," or "Yield Reserve Percentage", (H) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (G) above in a manner that would circumvent the intention of the restrictions set forth in such clauses, or (I) otherwise materially and adversely affect the rights of any such Purchaser hereunder. No failure on the part of the Purchasers or the Administrator to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

         Section 6.2. NOTICES, ETC. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication) and be sent or delivered to each party hereto at its address set forth under its name on the signature pages hereof (or in any Assumption Agreement pursuant to which it became a party hereto) or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile shall be effective when sent (and shall be followed by hard copy sent by first class mail), and notices and communications sent by other means shall be effective when received.

         Section 6.3. SUCCESSORS AND ASSIGNS; PARTICIPATIONS; ASSIGNMENTS.

                  (a) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Except as otherwise provided herein, the Seller may not assign or transfer any of its rights or delegate any of its duties hereunder or under any Transaction Document without the prior consent of the Administrator, the Purchaser Agents and the Purchasers.

                  (b) PARTICIPATIONS. Any Purchaser may sell to one or more Persons (each a "PARTICIPANT") participating interests in the interests of such Purchaser hereunder; provided, however, that no Purchaser shall grant any participation under which the Participant shall have rights to approve any amendment to or waiver of this Agreement or any other Transaction Document. Such Purchaser shall remain solely responsible for performing its obligations hereunder, and the Seller, each Purchaser Agent and the Administrator shall continue to deal solely and directly with such Purchaser in connection with such Purchaser's rights and obligations hereunder. A Purchaser shall not agree with a Participant to restrict such Purchaser's right to agree to any amendment hereto, except amendments that require the consent of all Purchasers.

                  (c) ASSIGNMENTS BY CERTAIN RELATED COMMITTED PURCHASERS. Any Related Committed Purchaser may assign to one or more Persons (each a "PURCHASING RELATED COMMITTED PURCHASER"), reasonably acceptable to the related Purchaser Agent in its sole discretion, any portion of its Commitment pursuant to a supplement hereto, substantially in the form of ANNEX D with any changes as have been approved by the parties thereto (a "TRANSFER SUPPLEMENT"), executed by each such Purchasing Related Committed Purchaser, such selling Related Committed Purchaser, such related Purchaser Agent. Any such assignment by Related Committed Purchaser cannot be for an amount less than $10,000,000. Upon (i) the execution of the Transfer Supplement, (ii) delivery of an executed copy thereof to the Seller, such related Purchaser Agent and the Administrator and (iii) payment by the Purchasing Related Committed Purchaser to the selling Related Committed Purchaser of the agreed purchase price, such selling Related Committed Purchaser shall be released from its obligations hereunder to the extent of such assignment and such Purchasing Related Committed Purchaser shall for all purposes be a Related Committed Purchaser party hereto and shall have all the rights and obligations of a Related Committed Purchaser hereunder to the same extent as if it were an original party hereto. The amount of the Commitment of the selling Related Committed Purchaser allocable to such Purchasing Related Committed Purchaser shall be equal to the amount of the Commitment of the selling Related Committed Purchaser transferred regardless of the purchase price paid therefor. The Transfer Supplement shall be an amendment hereof only to the extent necessary to reflect the addition of such Purchasing Related Committed Purchaser as a "Related Committed Purchaser" and any resulting adjustment of the selling Related Committed Purchaser's Commitment.

                  (d) REPLACEABLE RELATED COMMITTED PURCHASER. If any Related Committed Purchaser (a "REPLACEABLE RELATED COMMITTED PURCHASER") shall
         (i) petition the Seller for any amounts under SECTION 1.7 or 1.8 or
         (ii) cease to have a short-term debt rating of "A-1" by Standard & Poor's and "P-1" by Moody's (if such a rating is required by the related Purchaser's securitization program), the related Purchaser Agent or the Administrator may designate a replacement financial institution (a "REPLACEMENT RELATED COMMITTED PURCHASER"), to which such Replaceable Related Committed Purchaser shall, subject to its receipt of an amount equal to the aggregate outstanding principal balance of its Investment and accrued and unpaid Discount thereon (and, if applicable, its receipt (unless a later date for the remittance thereof shall be agreed upon by the Seller and such Replaceable Related Committed Purchaser) of all amounts claimed under SECTION 1.7 and/or 1.8) promptly assign all of its rights, obligations and Commitment hereunder, together with all of its right, title and interest in, to and under the Purchased Interest allocable to it, to the Replacement Related Committed Purchaser in accordance with SECTION 6.3(c), above. Once such assignment becomes effective, the Replacement Related Committed Purchaser shall be deemed to be a "Related Committed Purchaser" for all purposes hereof and such Replaceable Related Committed Purchaser shall cease to be "Related Committed Purchaser" for all purposes hereof and shall have no further rights or obligations hereunder.

                  (e) ASSIGNMENT BY CONDUIT PURCHASERS. Each party hereto agrees and consents (i) to any Conduit Purchaser's assignment, participation, grant of security interests in or other transfers of any portion of, or any of its beneficial interest in, the Purchased Interest (or portion thereof), including without limitation to any collateral agent in connection with its commercial paper program and (ii) to the complete assignment by any Conduit Purchaser of all of its rights and obligations hereunder to any other Person, and upon such assignment such Conduit Purchaser shall be released from all obligations and duties, if any, hereunder; provided, however, that such Conduit Purchaser may not, without the prior consent of its Related Committed Purchasers, make any such transfer of its rights hereunder unless the assignee (i) is principally engaged in the purchase of assets similar to the assets being purchased hereunder, (ii) has as its Purchaser Agent the Purchaser Agent of the assigning Conduit Purchaser and (iii) issues commercial paper or other Notes with credit ratings substantially comparable to the ratings of the assigning Conduit Purchaser. Any assigning Conduit Purchaser shall deliver to any assignee a supplement hereto, substantially in the form of ANNEX D with any changes as have been approved by the parties thereto (also, a "TRANSFER SUPPLEMENT"), duly executed by such Conduit Purchaser, assigning any portion of its interest in the Purchased Interest to its assignee. Such Conduit Purchaser shall promptly (i) notify each of the other parties hereto of such assignment and (ii) take all further action that the assignee reasonably requests in order to evidence the assignee's right, title and interest in such interest in the Purchased Interest and to enable the assignee to exercise or enforce any rights of such Conduit Purchaser hereunder. Upon the assignment of any portion of its interest in the Purchased Interest, the assignee shall have all of the rights hereunder with respect to such interest (except that the Discount therefor shall thereafter accrue at the rate, determined with respect to the assigning Conduit Purchaser unless the Seller, the related Purchaser Agent and the assignee shall have agreed upon a different Discount).

                  (f) OPINIONS OF COUNSEL. If required by the Administrator or the applicable Purchaser Agent or to maintain the ratings of any Conduit Purchaser, each Transfer Supplement must be accompanied by an opinion of counsel of the assignee as to such matters as the Administrator or such Purchaser Agent may reasonably request.

         Section 6.4. COSTS, EXPENSES AND TAXES. In addition to the rights of indemnification granted under SECTION 3.1, the Seller agrees to pay on demand (which demand shall be accompanied by documentation thereof in reasonable detail) all reasonable costs and expenses in connection with the preparation, execution, delivery and administration (including periodic internal audits by the Administrator of Pool Receivables) of this Agreement, the other Transaction Documents and the other documents and agreements to be delivered hereunder (and all reasonable costs and expenses in connection with any amendment, waiver or modification of any thereof), including: (i) Attorney Costs for the Administrator, each Purchaser Group and their respective Affiliates and agents with respect thereto and with respect to advising the Administrator, each Purchaser Group and their respective Affiliates and agents as to their rights and remedies under this Agreement and the other Transaction Documents, and (ii) all reasonable costs and expenses (including Attorney Costs), if any, of the Administrator, each Purchaser Group and their respective Affiliates and agents in connection with the enforcement of this Agreement and the other Transaction Documents.

                  (a) In addition, the Seller shall pay on demand any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder, and agrees to save each Indemnified Party harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

         Section 6.5. NO PROCEEDINGS; LIMITATION ON PAYMENTS. Each of the Seller, Worthington, the Servicer, the Administrator, the Purchaser Agents, the Purchasers, each assignee of the Purchased Interest or any interest therein, and each Person that enters into a commitment to purchase the Purchased Interest or interests therein, hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, any Conduit Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the latest maturing Note issued by such Conduit Purchaser is paid in full. The provision of this SECTION 6.5 shall survive any termination of this Agreement.

         Section 6.6. GOVERNING LAW AND JURISDICTION.

                  (a) THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF A SECURITY INTEREST OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                  (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK; AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH SERVICE MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

         Section 6.7. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same agreement.

         Section 6.8. SURVIVAL OF TERMINATION. The provisions of SECTIONS 1.7, 1.8, 3.1, 3.2, 6.4, 6.5, 6.6, 6.9 and 6.14 shall survive any termination of this Agreement.

         Section 6.9. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO WAIVES THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES HERETO FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING THAT SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

         Section 6.10. SHARING OF RECOVERIES. Each Purchaser agrees that if it receives any recovery, through set-off, judicial action or otherwise, on any amount payable or recoverable hereunder in a greater proportion than should have been received hereunder or otherwise inconsistent with the provisions hereof, then the recipient of such recovery shall purchase for cash an interest in amounts owing to the other Purchasers (as return of Investment or otherwise), without representation or warranty except for the representation and warranty that such interest is being sold by each such other Purchaser free and clear of any Adverse Claim created or granted by such other Purchaser, in the amount necessary to create proportional participation by the Purchaser in such recovery. If all or any portion of such amount is thereafter recovered from the recipient, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

         Section 6.11. RIGHT OF SETOFF. During a Termination Event, each Purchaser is hereby authorized (in addition to any other rights it may have) to setoff, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by such Purchaser (including by any branches or agencies of such Purchaser) to, or for the account of, the Seller against amounts owing by the Seller hereunder (even if contingent or unmatured).

         Section 6.12. ENTIRE AGREEMENT. This Agreement and the other Transaction Documents embody the entire agreement and understanding between the parties hereto, and supersede all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

         Section 6.13. HEADINGS. The captions and headings of this Agreement and any Exhibit, Schedule or Annex hereto are for convenience of reference only and shall not affect the interpretation hereof or thereof.

         Section 6.14. PURCHASER GROUPS' LIABILITIES. The obligations of each Purchaser Agent and each Purchaser under the Transaction Documents are solely the corporate obligations of such Person. Except with respect to any claim arising out of the willful misconduct or gross negligence of the Administrator, any Purchaser Agent or any Purchaser, no claim may be made by the Seller or the Servicer or any other Person against the Administrator, any Purchaser Agent or any Purchaser or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by the Agreement or any other Transaction Document, or any act, omission or event occurring in connection therewith; and each of Seller and Servicer hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                   WORTHINGTON RECEIVABLES CORPORATION


                                   By:        /s/ John T. Baldwin
                                        ---------------------------------------
                                        Name:      John T. Baldwin
                                              ---------------------------------
                                        Title:     Vice President
                                               --------------------------------

                                        Address:

                                            Worthington Receivables Corporation
                                            1205 Dearborn Drive
                                            Columbus, Ohio 43085

                                            Attention: Randal I. Rombeiro
                                            Telephone: (614) 840-3574
                                            Facsimile:  (614) 438-7508



                                   WORTHINGTON INDUSTRIES, INC., as Servicer


                                   By:        /s/ John T. Baldwin
                                        ---------------------------------------
                                        Name:      John T. Baldwin
                                              ---------------------------------
                                        Title:     Vice President
                                               --------------------------------

                                        Address:

                                            Worthington Industries, Inc.
                                            1205 Dearborn Drive
                                            Columbus, Ohio 43085

                                            Attention: Randal I. Rombeiro
                                            Telephone: (614) 840-3574
                                            Facsimile:  (614) 438-7508

                                  PNC BANK, NATIONAL ASSOCIATION,
                                  as Administrator


                                  By:        /s/ John Smathers
                                       -----------------------------------------
                                       Name:      John Smathers
                                             -----------------------------------
                                       Title:       Vice President
                                              ----------------------------------

                                       Address:

                                           PNC Bank, National Association
                                           One PNC Plaza
                                           249 Fifth Avenue
                                           Pittsburgh, Pennsylvania  15222-2707

                                           Attention: John Smathers
                                           Telephone No.: (412) 762-6440
                                           Facsimile No.: (412) 762-9184

PURCHASERS:

                                MARKET STREET FUNDING CORPORATION


                                By:        /s/ Douglas K. Johnson
                                     ------------------------------------------
                                     Name:      Douglas K. Johnson
                                           ------------------------------------
                                     Title:       President
                                            -----------------------------------

                                     Address:

                                         Market Street Funding Corporation
                                         c/o AMACAR Group, L.L.C.
                                         6525 Morrison Blvd., Suite 318
                                         Charlotte, North Carolina  28211

                                         Attention: Douglas K. Johnson
                                         Telephone No.: (704) 365-0569
                                         Facsimile No.: (704) 365-1362

                                With a copy to:

                                         PNC Bank, National Association
                                         One PNC Plaza
                                         249 Fifth Avenue
                                         Pittsburgh, Pennsylvania  15222-2707

                                         Attention: John Smathers
                                         Telephone No.: (412) 762-6440
                                         Facsimile No.: (412) 762-9184

                                              Commitment $_____________________

                                   PNC BANK, NATIONAL ASSOCIATION,
                                   as a Purchaser Agent


                                   By:        /s/ David B. Gookin
                                        ---------------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:
                                               --------------------------------

                                        Address:

                                            PNC Bank, National Association
                                            One PNC Plaza
                                            249 Fifth Avenue
                                            Pittsburgh, Pennsylvania  15222-2707

                                            Attention: John Smathers
                                            Telephone No.: (412) 762-6440
                                            Facsimile No.: (412) 762-9184

                                    EXHIBIT I
                                   DEFINITIONS

         As used in the Agreement (including its Exhibits, Schedules and Annexes), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). Unless otherwise indicated, all Section, Annex, Exhibit and Schedule references in this Exhibit are to Sections of and Annexes, Exhibits and Schedules to the Agreement.

         "ADMINISTRATOR" has the meaning set forth in the preamble to the Agreement.

         "ADMINISTRATOR'S ACCOUNT" means the account (account number 1002422076 ABA 043000096) of the Administrator maintained at the office of PNC at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707, or such other account as may be so designated in writing by the Administrator to the Servicer.

         "ADVERSE CLAIM" means a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement; it being understood that any thereof in favor of the Administrator (for the benefit of the Purchasers ) shall not constitute an Adverse Claim.

         "AFFECTED PERSON" has the meaning set forth in SECTION 1.7 of the Agreement.

         "AFFILIATE" means, as to any Person: (a) any Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person, or (b) who is a director or officer: (i) of such Person or (ii) of any Person described in CLAUSE (a), except that, in the case of each Conduit Purchaser, Affiliate shall mean the holder of its capital stock. For purposes of this definition, control of a Person shall mean the power, direct or indirect:
(x) to vote 25% or more of the securities having ordinary voting power for the election of directors of such Person, or (y) to direct or cause the direction of the management and policies of such Person, in either case whether by ownership of securities, contract, proxy or otherwise.

         "AGGREGATE DISCOUNT" at any time, means the sum of the aggregate for each Purchaser of the accrued and unpaid Discount with respect to each such Purchaser's Investment at such time.

         "AGGREGATE INVESTMENT" means the amount paid to the Seller in respect of the Purchased Interest or portion thereof by each Purchaser pursuant to the Agreement, as reduced from time to time by Collections distributed and applied on account of such Aggregate Investment pursuant to SECTION 1.4(d) of the Agreement; PROVIDED, that if such Aggregate Investment shall have been reduced by any distribution, and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Aggregate Investment shall be increased by the amount of such rescinded or returned distribution as though it had not been made.

         "AGREEMENT" has the meaning set forth in the preamble to the Agreement.

         "ASSUMPTION AGREEMENT" means an agreement substantially in the form set forth in Annex C to the Agreement.

         "ATTORNEY COSTS" means and includes all reasonable fees and disbursements of any law firm or other external counsel.

         "BANKRUPTCY CODE" means the United States Bankruptcy Reform Act of 1978 (11 U.S.C.ss. 101, et seq.), as amended from time to time.

         "BASE RATE" means, for any day, (i) in the case of the Purchaser Group including Market Street, the Market Street Base Rate and (ii) in the case of each other Purchaser Group, shall mean the rate set forth as the Base Rate for such Purchaser Group in the related Purchaser Group Fee Letter.

         "BBA" means the British Bankers' Association.

         "BENEFIT PLAN" means any employee benefit pension plan as defined in
SECTION 3(2) of ERISA in respect of which the Seller, any Originator, Worthington or any ERISA Affiliate is, or at any time during the immediately preceding six years was, an "employer" as defined in SECTION 3(5) of ERISA.

         "BUSINESS DAY" means any day (other than a Saturday or Sunday) on which: (a) banks are not authorized or required to close in New York City, New York or Pittsburgh, Pennsylvania and (b) if this definition of "Business Day" is utilized in connection with the Euro-Rate, dealings are carried out in the London interbank market.

         "CHANGE IN CONTROL" means (i) with respect to Seller, that at any time Worthington shall fail to own, directly or indirectly through one or more wholly-owned Subsidiaries free and clear of any Adverse Claim, 100% of the shares of outstanding voting stock of the Seller on a fully diluted basis, (ii) with respect to any Originator, that at any time Worthington shall fail to own, directly or indirectly through one or more wholly-owned Subsidiaries free and clear of any Adverse Claim, 100% of the share of outstanding voting stock of such Originator on a fully diluted basis, and (iii) with respect to Worthington, the acquisition by any Person or its Affiliates (other than John H. McConnell, John P. McConnell, their Affiliates or a group in which the foregoing are a principal participant) of 20% or more of the stock (or equivalent ownership or controlling interest) having by the terms thereof ordinary voting power to elect a majority of the directors of Worthington (irrespective of whether or not at the time the stock of any class or classes of Worthington will have or might have voting power by reason of the happening or any contingency).

         "CLOSING DATE" means November 30, 2000.

         "COLLECTIONS" means, with respect to any Pool Receivable: (a) all funds that are received by any Originator, Worthington, the Seller or the Servicer in payment of any amounts owed in respect of such Receivable (including purchase price, finance charges, interest and all other charges), or that are applied to amounts owed in respect of such Receivable (including insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other Person directly or indirectly liable for the payment of such Pool Receivable and available to be applied thereon), (b) all amounts deemed to have been received pursuant to
SECTION 1.4(e) of the Agreement and (c) all other proceeds of such Pool Receivable.

         "COMMITMENT" means, with respect to each Related Committed Purchaser, the maximum amount which such Purchaser is obligated to pay hereunder on account of any Purchase, as set forth below its signature to this Agreement or in the Assumption Agreement pursuant to which it became a Purchaser, as such amount may be modified in connection with any subsequent assignment pursuant to SECTION 6.3(c) or in connection with a change in the Purchase Limit pursuant to SECTION 1.1(b).

         "COMMITMENT PERCENTAGE" means, for each Related Committed Purchaser in a Purchaser Group, such Related Committed Purchaser's Commitment divided by the total of all Commitments of all Related Committed Purchasers in such Purchaser Group.

         "COMPANY NOTE" has the meaning set forth in SECTION 3.1 of the Sale Agreement.

         "CONCENTRATION PERCENTAGE" means any Obligor which is (i) a Group A Obligor, 16.0%, (ii) a Group B Obligor, 16.0%, (iii) a Group C Obligor, 8.0%, or
(iv) a Group D Obligor, 4.0%.

         "CONCENTRATION RESERVE" means, on any day, an amount equal to: (a) the Aggregate Investment at the close of business of the Servicer on such date MULTIPLIED BY (b) (i) the Concentration Reserve Percentage on such date, DIVIDED by (ii) 100% minus the Concentration Reserve Percentage on such date.

         "CONCENTRATION RESERVE PERCENTAGE" means, on any date, the quotient of
(i) the greatest of (a) the largest aggregate Outstanding Balance of the Receivables of any single Group A Obligor or Group B Obligor, (b) the sum of the largest aggregate Outstanding Balances of the Receivables of any two Group C Obligors or (c) the sum of the largest aggregate Outstanding Balances of the Receivables of any four Group D Obligors, DIVIDED by (ii) the aggregate Outstanding Balance of all Eligible Receivables, on such date.

         "CONDUIT PURCHASERS" means each commercial paper conduit that is a party to the Agreement, as a purchaser, or that becomes a party to the Agreement, as a purchaser pursuant to an Assumption Agreement.

         "CONTRACT" means, with respect to any Receivable, any and all contracts, instruments, agreements, leases, invoices, notes or other writings pursuant to which such Receivable arises or that evidence such Receivable or under which an Obligor becomes or is obligated to make payment in respect of such Receivable.

         "CP RATE" for any Yield Period for any Portion of Investment (i) in the case of the Purchaser Group including Market Street, means the Market Street CP Rate, and (ii) in the case of each other Purchaser Group, shall mean the rate set forth as the CP Rate for such Purchaser Group in the related Purchaser Group Fee Letter.

         "CREDIT AND COLLECTION POLICY" means, as the context may require, those receivables credit and collection policies and practices of each Originator and of Worthington in effect on the date of the Agreement and described in SCHEDULE I to the Agreement, as modified in compliance with the Agreement.

         "CURRENT DAYS' SALES OUTSTANDING" means, for any calendar month, an amount computed as of the last day of such calendar month equal to: (a) the average of the Outstanding Balance of all Pool Receivables that are not passed their respective due date as of the last day of most recent three calendar months divided by (b)(i) the average of the aggregate credit sales made by the Originators during most recent three calendar months divided by (ii) 90.

         "CUT-OFF DATE" has the meaning set forth in the Sale Agreement.

         "DEBT" means: (a) indebtedness for borrowed money, (b) obligations evidenced by bonds, debentures, notes or other similar instruments, (c) obligations to pay the deferred purchase price of property or services, (d) obligations as lessee under leases that shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, and (e) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in CLAUSES (a) through (D).

         "DEFAULT RATIO" means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each calendar month by dividing: (a) the aggregate Outstanding Balance of all Pool Receivables that became Defaulted Receivables during such month excluding Ineligible Elimination Amounts, by (b)(i) at all times during which the Current Days' Sales Outstanding is less than or equal to 40, the aggregate credit sales made by the Originators during the month that is five months before such month and (ii) at all other times, the aggregate credit sales made by the Originators during the month that is six months before such month.

         "DEFAULTED RECEIVABLE" means a Receivable:

                  (a) as to which any payment, or part thereof, remains unpaid for more than 120 days, in each case from the due date for such payment, or

                  (b) without duplication (i) as to which an Insolvency Proceeding shall have occurred with respect to the Obligor thereof or any other Person obligated thereon or owning any Related Security with respect thereto, (ii) that has been charged-off as uncollectible or
         (iii) that should have been charged-off as uncollectible pursuant to the Credit and Collection Policy.

         "DELINQUENCY RATIO" means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each calendar month by dividing: (a) the aggregate Outstanding Balance of all Pool Receivables that were Delinquent Receivables on such day by (b) the aggregate Outstanding Balance of all Pool Receivables on such day.

         "DELINQUENT RECEIVABLE" means a Receivable (a) as to which any payment, or part thereof, remains unpaid for more than 90 days from the due date for such payment or (b) without duplication, which has been (or consistent with the Credit and Collection Policy, would be) classified as a Delinquent Receivable by the applicable Originator.

         "DILUTION RATIO" means the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward), computed as of the last day of each calendar month by dividing: (a) the aggregate amount of payments made or owed by the Seller pursuant to SECTION 1.4(e)(i) of the Agreement during such calendar month excluding Ineligible Elimination Amounts, by (b) the aggregate credit sales made by the Originators during the calendar month that is two months prior to such calendar month.

         "DILUTION RESERVE" means, on any day, an amount equal to: (a) the Aggregate Investment at the close of business of the Servicer on such date MULTIPLIED BY (b) (i) the Dilution Reserve Percentage on such date, DIVIDED BY
(ii) 100% minus the Dilution Reserve Percentage on such date.

         "DILUTION RESERVE PERCENTAGE" means, on any date, the greater of (a) 8.0%, or (b) the percentage determined by the following formula:

         [(2.0 x ED) + (0.25% x CS) + ((DS-ED) x DS/ED))] x DHR

         ED    =    the "Expected Dilution," which shall be equal to the
                    12-month rolling average Dilution Ratio, expressed as a percentage;

         DS     =   the "Dilution Spike," which shall be equal to the highest
                    one month Dilution Ratio over the immediately preceding 12 months, expressed as a percentage; and

         CS     =   the aggregate credit sales made by the Originators during
                    the most recent calendar month divided by the Outstanding
                    Balance of all Eligible Receivables for such calendar month.

         DHR    =   the "Dilution Horizon Ratio," which shall be equal to the
                    aggregate credit sales made by the Originators during the three preceding calendar months divided by the Outstanding
                    Balance of all Eligible Receivables as of the last day of most recent calendar month.

         "DISCOUNT" means with respect to any Purchaser:

                  (a) for any Portion of Investment for any Yield Period with respect to any Purchaser to the extent such Portion of Investment will be funded by such Purchaser during such Yield Period through the issuance of Notes:

                                CPR x I x ED/360

                  (b) for any Portion of Investment for any Yield Period with respect to any Purchaser to the extent such Portion of Investment will not be funded by such Purchaser during such Yield Period through the issuance of Notes:

                              YR x I x ED/Year + TF

         where:

         YR     =   the Yield Rate, as  applicable,  for such Portion of
                    Investment for such Yield Period with respect to such Purchaser,

         I      =   the Investment with respect to such Portion of Investment
                    during such Yield Period with respect to such Purchaser,

         CPR    =   the CP Rate for the Portion of Investment for such Yield
                    Period with respect to such Purchaser,

         ED     =   the actual number of days during such Yield Period,

         Year   =   if such Portion of Investment is funded based upon: (i) the
                    Euro-Rate, 360 days, and (ii) the Base Rate, 365 or 366 days, as applicable, and

         TF     =   the Termination Fee, if any, for the Portion of Investment
                    for such Yield Period with respect to such Purchaser;

PROVIDED, that no provision of the Agreement shall require the payment or permit the collection of Discount in excess of the maximum permitted by applicable law; and PROVIDED FURTHER, that Discount for any Portion of Investment shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

         "ELIGIBLE RECEIVABLE" means, at any time, a Pool Receivable:

                    (a) the Obligor of which is (i) a United States resident; PROVIDED, HOWEVER, if the Obligor of such Receivable is a resident of the Province of Ontario, Canada, such Receivable shall satisfy the requirements of this CLAUSE (a)(i) if the sum of the Outstanding Balance of such Receivable and the aggregate Outstanding Balance of all other Eligible Receivables (that are included in the calculation of the Net Receivables Pool Balance at such time) of Obligors who are residents of the Province of Ontario, Canada does not exceed $2,000,000, (ii) not a government or a governmental subdivision, affiliate or agency, (iii) not subject to any action of the type described in PARAGRAPH (f) of Exhibit V to the Agreement and (iv) not an Affiliate of Worthington,

                    (b) that is denominated and payable only in U.S. dollars in the United States,

                    (c) that does not have a stated maturity which is more than 60 days after the original invoice date of such Receivable;, PROVIDED, HOWEVER, that up to 35% of the aggregate Outstanding Balance of all Receivables may have a stated maturity which is more than 60 days but not more than 90 days from the original invoice date of such Receivable.

                    (d) that arises under a duly authorized Contract for the sale and delivery of goods and services in the ordinary course of an Originator's business,

                    (e) that arises under a duly authorized Contract that is in full force and effect and that is a legal, valid and binding obligation of the related Obligor, enforceable against such Obligor in accordance with its terms,

                    (f) that conforms in all material respects with all applicable laws, rulings and regulations in effect,

                    (g) that is not the subject of any asserted dispute, offset, hold back defense, Adverse Claim or other claim,

                    (h) that satisfies all applicable requirements of the applicable Credit and Collection Policy,

                    (i) that has not been modified, waived or restructured since its creation, except as permitted pursuant to SECTION 4.2 of the Agreement,

                    (j) in which the Seller owns good and marketable title, free and clear of any Adverse Claims, and that is freely assignable by the Seller (including without any consent of the related Obligor),

                    (k) for which the Administrator (for the benefit of each Purchaser) shall have a valid and enforceable undivided percentage ownership or security interest, to the extent of the Purchased Interest, and a valid and enforceable first priority perfected security interest therein and in the Related Security and Collections with respect thereto, in each case free and clear of any Adverse Claim,

                    (l) that constitutes an account as defined in the UCC, and that is not evidenced by instruments or chattel paper,

                    (m) that is not a Defaulted Receivable or a Delinquent Receivable,

                    (n) for which none of the Originator thereof, the Seller and the Servicer has established any offset arrangements with the related Obligor,

                    (o) for which Defaulted Receivables of the related Obligor do not exceed 35% of the Outstanding Balance of all such Obligor's Receivables, and

                    (p) that represents amounts earned and payable by the Obligor that are not subject to the performance of additional services by the Originator or Servicer thereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

         "ERISA AFFILIATE" means: (a) any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as the Seller, any Originator or Worthington, (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with the Seller, any Originator or Worthington, or (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as the Seller, any Originator, any corporation described in CLAUSE (a) or any trade or business described in CLAUSE (b).

         "EURO-RATE" means with respect to any Yield Period, the interest rate per annum determined by the Administrator by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by the applicable Purchaser Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank market offered rates for U.S. dollars quoted by the BBA as set forth on Dow Jones Markets Service (formerly known as Telerate) (or appropriate successor or, if BBA or its successor ceases to provide display page 3750 (or such other display page on the Dow Jones Markets Service system as may replace display page 3750) at or about 11:00 a.m. (London time) on the Business Day which is two (2) Business Days prior to the first day of such Yield Period for an amount comparable to the Portion of Investment to be funded at the Yield Rate and based upon the Euro-Rate during such Yield Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate may also be expressed by the following formula:


                      Average of London interbank offered rates quoted by BBA
                      as shown on Dow Jones Markets Service display page 3750
                      or appropriate successor
       Euro-Rate  =
                      ----------------------------------------------------------

                                  1.00 - Euro-Rate Reserve Percentage

where "EURO-RATE RESERVE PERCENTAGE" means, the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including without limitation, supplemental, marginal, and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "EUROCURRENCY LIABILITIES"). The Euro-Rate shall be adjusted with respect to any Portion of Investment funded at the Yield Rate and based upon the Euro-Rate that is outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The applicable Purchaser Agent shall give prompt notice to the Seller of the Euro-Rate as determined or adjusted in accordance herewith (which determination shall be conclusive absent manifest error).

         "EXCESS CONCENTRATION" means, on any date, the sum of the amounts by which the Outstanding Balance of Eligible Receivables of each Obligor then in the Receivables Pool exceeds an amount equal to: (a) the applicable Concentration Percentage for such Obligor multiplied by (b) the Outstanding Balance of all Eligible Receivables, on such date.

         "EXITING PURCHASER" has the meaning set forth in Section 1.4(b)(ii).

         "FACILITY TERMINATION DATE" means the earliest to occur of: (a) with respect to each Purchaser November 29, 2001, subject to any extension pursuant to SECTION 1.10 of the Agreement (it being understood that if any such Purchaser does not extend its Commitment hereunder then the Purchase Limit shall be reduced ratably with respect to the Purchasers in each Purchaser Group by an amount equal to the Commitment of such Exiting Purchaser and the Commitment Percentages and Group Commitments of the Purchasers within each Purchaser Group shall be appropriately adjusted), (b) the date determined pursuant to SECTION
2.2 of the Agreement, (c) the date the Purchase Limit reduces to zero pursuant to SECTION 1.1(b) of the Agreement, (d) with respect to each Purchaser Group, the date that the commitments of all of the Liquidity Providers terminate under the related Liquidity Agreements and (e) with respect to each Purchaser Group, the date that the commitment, of all of the Related Committed Purchasers of such Purchaser Group terminate pursuant to SECTION 1.10.

         "FEDERAL FUNDS RATE" means, for any day, the per annum rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such day opposite the caption "Federal Funds (Effective)." If on any relevant day such rate is not yet published in H.15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotations") for such day under the caption "Federal Funds Effective Rate." If on any relevant day the appropriate rate is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean as determined by the applicable Purchaser Agent of the rates for the last transaction in overnight Federal funds arranged before 9:00 a.m. (New York time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by such Purchaser Agent.

         "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

         "FEES" means the fees payable by the Seller to each Purchaser Group pursuant to the applicable Purchaser Group Fee Letter.

         "GAAP" means the generally accepted accounting principles and practices in the United States, consistently applied.

         "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any court, and any Person owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "GROUP A OBLIGOR" means an Obligor with a short-term senior unsecured indebtedness rating (or, if such Obligor does not have such a short-term rating, a long-term senior unsecured indebtedness rating) of at least "A-1" (or "A+") by Standard & Poor's and "P-1" (or "A1") by Moody's.

         "GROUP B OBLIGOR" means an Obligor with a short-term senior unsecured indebtedness rating (or, if such Obligor does not have such a short-term rating, a long-term senior unsecured indebtedness rating) of at least "A-2" (or "BBB+") by Standard & Poor's and "P-2" (or "Baa1") by Moody's, that is not a Group A Obligor.

         "GROUP C OBLIGOR" means an Obligor with a short-term senior unsecured indebtedness rating (or, if such Obligor does not have such a short-term rating, a long-term senior unsecured indebtedness rating) of at least "A-3" (or "BBB-") by Standard & Poor's and "P-3" (or "Baa3") by Moody's, that is not a Group A Obligor or a Group B Obligor.

         "GROUP COMMITMENT" means with respect to any Purchaser Group the aggregate of the Commitments of each Purchaser within such Purchaser Group.

         "GROUP D OBLIGOR" means an Obligor which is not a Group A Obligor, a Group B Obligor or a Group C Obligor.

         "GROUP INVESTMENT" means with respect to any Purchaser Group, an amount equal to the aggregate of all Investments of the Purchasers within such Purchaser Group.

         "INDEMNIFIED AMOUNTS" has the meaning set forth in SECTION 3.1 of the Agreement.

         "INDEMNIFIED PARTY" has the meaning set forth in SECTION 3.1 of the Agreement.

         "INDEPENDENT DIRECTOR" has the meaning set forth in PARAGRAPH 3(c) of
EXHIBIT IV to the Agreement.

         "INELIGIBLE ELIMINATION AMOUNTS" means amounts which are reported by the Servicer as inputs to the Information Package as credit memos or aged invoices which relate to Receivables which are not Eligible Receivables, including without limitation, Receivables (a) the Obligor of which is not United States resident, (b) the Obligor of which is an Affiliate of Worthington or (c) related to the resale program.

         "INFORMATION PACKAGE" means a report, in substantially the form of ANNEX A to the Agreement, furnished to the Administrator pursuant to the Agreement.

         "INSOLVENCY PROCEEDING" means: (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors of a Person or, composition, marshaling of assets for creditors of a Person, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each of cases (a) and (b) undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

         "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Internal Revenue Code also refer to any successor sections.

         "INVESTMENT" means with respect to any Purchaser the amount paid to the Seller by such Purchaser pursuant to the Agreement, or such amount divided or combined in accordance with the Agreement, in each case reduced from time to time by Collections distributed and applied on account of such Investment pursuant to SECTION 1.4(d) of the Agreement; provided, that if such Investment shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Investment shall be increased by the amount of such rescinded or returned distribution as though it had not been made.

         "LIQUIDITY AGENT" means each of the banks acting as agent for the various Liquidity Banks under each Liquidity Agreement.

         "LIQUIDITY AGREEMENT" means any agreement entered into in connection with this Agreement pursuant to which a Liquidity Provider agrees to make purchases or advances to, or purchase assets from, any Conduit Purchaser in order to provide liquidity for such Conduit Purchaser's Purchases.

         "LIQUIDITY PROVIDER" means each bank or other financial institution that provides liquidity support to any Conduit Purchaser pursuant to the terms of a Liquidity Agreement.

         "LOCK-BOX ACCOUNT" means an account maintained at a bank or other financial institution for the purpose of, directly or indirectly, receiving Collections.

         "LOCK-BOX AGREEMENT" means an agreement, among the Seller, the Servicer and a Lock-Box Bank.

         "LOCK-BOX BANK" means any of the banks or other financial institutions holding one or more Lock-Box Accounts.

         "LOSS RESERVE" means, on any date, an amount equal to the greater of
(a) 3.0%, MULTIPLIED by the Aggregate Investment at the close of business of the Servicer on such date and (b) (i) the Aggregate Investment at the close of business of the Servicer on such date MULTIPLIED by (ii) (1) the Loss Reserve Percentage on such date DIVIDED by (2) 100% minus the Loss Reserve Percentage on such date.

         "LOSS RESERVE PERCENTAGE" means, on any date, the product of (a) 2 TIMES (b) the highest average of the Default Ratios for any three consecutive calendar months during the twelve most recent calendar months MULTIPLIED by (c)
(i) (1) at all times during which the Current Days' Sales Outstanding is less than or equal to 40, the aggregate credit sales made by the Originators during the five most recent calendar months, and (2) at all other times, the aggregate credit sales made by the Originators during the six most recent calendar months DIVIDED by (ii) the aggregate Outstanding Balance of Eligible Receivables as of such date.

         "MAJORITY PURCHASERS" means, at any time, Purchasers whose Commitments aggregate 2/3rds or more of the aggregate of the Commitments of all Purchasers; provided, however, that so long as any Purchaser's Commitment is greater than 50% of the aggregate Commitments, then "Majority Purchasers" shall mean a minimum of two Purchasers whose Commitments aggregate more than 50% of the aggregate Commitments.

         "MARKET STREET" has the meaning set forth in the preamble to the Agreement.

         "MARKET STREET BASE RATE" means, in the case of Market Street or any Purchaser in its Purchaser Group, for any day, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of:

                    (a) the rate of interest in effect for such day as publicly announced from time to time by PNC in Pittsburgh, Pennsylvania as its "prime rate." Such "prime rate" is set by PNC based upon various factors, including PNC's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate, and

                    (b) 0.50% per annum above the latest Federal Funds Rate.

         "MARKET STREET CP RATE" means, with respect to Market Street for any Yield Period with respect to any Portion of Investment, the per annum rate equivalent to the "weighted average cost" (as defined below) related to the issuance of Market Street's Notes that are allocated, in whole or in part, by Market Street (or by its Purchaser Agent) to fund or maintain such Portion of Investment (and which may also be allocated in part to the funding of other Portions of Investment hereunder or of other assets of Market Street); PROVIDED, HOWEVER, that if any component of such rate is a discount rate, in calculating the "MARKET STREET CP RATE" for such Portion of Investment for such Yield Period, Market Street shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum. As used in this definition, Market Street's "WEIGHTED AVERAGE COST" shall consist of (x) the actual interest rate (or discount) paid to purchasers of Market Street's Notes, together with the commissions of placement agents and dealers in respect of such Notes, to the extent such commissions are allocated, in whole or in part, to such Notes by Market Street (or by its Purchaser Agent) and (y) any incremental carrying costs incurred with respect to Market Street's Notes maturing on dates other than those on which corresponding funds are received by Market Street. Notwithstanding the foregoing, the "Market Street CP Rate" for any day while a Termination Event exists shall be an interest rate equal to 2% above the Base Rate in effect on such day.

         "MARKET STREET YIELD RATE" for any Yield Period for any Portion of Investment of the Purchased Interest in the case of Market Street or any Purchaser in its Purchaser Group, means an interest rate per annum equal to, at Seller's option: (a) the rate set forth as the "Applicable Margin" in the Purchaser Group Fee Letter relating to Market Street above the Euro-Rate for such Yield Period, or (b) the Base Rate for such Yield Period; PROVIDED, HOWEVER, that in the case of:

                    (i) any Yield Period on or before the first day of which the Administrator shall have been notified by any Purchaser or other Program Support Provider that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for such Person, to fund any Euro-Rate Portion of Investment (and such Person shall not have subsequently notified the Administrator that such circumstances no longer exist),

                    (ii) any Yield Period of one to (and including) 29 days,

                    (iii) any Yield Period as to which the Administrator does not receive notice before noon (New York City time) on the third Business Day preceding the first day of such Yield Period that the Seller desires that the related Portion of Investment be a Euro-Rate Portion of Investment, or

                    (iv) any Yield Period relating to a Portion of Investment that is less than $5,000,000,

the "Yield Rate" for each such Yield Period shall be an interest rate per annum equal to the Base Rate in effect on each day of such Yield Period. The "Yield Rate" for any day while a Termination Event exists shall be an interest rate equal to 2% per annum above the applicable Base Rate in effect on such day.

         "MATERIAL ADVERSE EFFECT" means, relative to any Person with respect to any event or circumstance, a material adverse effect on:

                    (a) the assets, operations, business or financial condition of the Seller, the Servicer or Worthington Industries, Inc. on a consolidated basis,

                    (b) the ability of any of such Person to perform its obligations under the Agreement or any other Transaction Document to which it is a party,

                    (c) the validity or enforceability of any other Transaction Document, or the validity, enforceability or collectibility of a material portion of the Pool Receivables, or

                    (d) the status, perfection, enforceability or priority of any Purchaser's or the Seller's interest in the Pool Assets.

         "MOODY'S" means Moody's Investors Service, Inc.

         "NET RECEIVABLES POOL BALANCE" means, at any time: (a) the Outstanding Balance of Eligible Receivables then in the Receivables Pool minus (b) the Excess Concentration.

         "NOTES" means short-term promissory notes issued, or to be issued, by each Conduit Purchaser to fund its investments in accounts receivable or other financial assets.

         "OBLIGOR" means, with respect to any Receivable, the Person obligated to make payments pursuant to the Contract relating to such Receivable.

         "ORIGINATOR" has the meaning set forth in the Sale Agreement.

         "ORIGINATOR ASSIGNMENT CERTIFICATE" means each assignment, in substantially the form of EXHIBIT C to the Sale Agreement, evidencing Seller's ownership of the Receivables generated by Originator, as the same may be amended, supplemented, amended and restated, or otherwise modified from time to time in accordance with the Sale Agreement.

         "OUTSTANDING BALANCE" of any Receivable at any time means the then outstanding principal balance thereof.

         "PAYMENT DATE" has the meaning set forth in SECTION 2.1 of the Sale Agreement.

         "PERMITTED LOCK-BOX BANK means any of the following Bank of America, Bank of Nova Scotia, Bank of Tokyo-Mitsubishi, Bank One, Chase Manhattan, Citibank, Comerica Bank, First Union Bank, Firstar Bank, Fleet Bank, Huntington Bank, Key Bank, Mellon Bank, National City Bank, PNC Bank, Wachovia Bank, or such other bank as may be consented to by the Administrator and the Majority Purchasers.

         "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

         "PNC" has the meaning set forth in the preamble to the Agreement.

         "POOL ASSETS" has the meaning set forth in SECTION 1.2(d) of the Agreement.

         "POOL RECEIVABLE" means a Receivable in the Receivables Pool.

         "PORTION OF INVESTMENT" means, with respect to any Purchaser and its related Investment, the portion of such Investment being funded or maintained by such Purchaser by reference to a particular interest rate basis.

         "PROGRAM SUPPORT AGREEMENT" means and includes any Liquidity Agreement and any other agreement entered into by any Program Support Provider providing for: (a) the issuance of one or more letters of credit for the account of any Conduit Purchaser, (b) the issuance of one or more surety bonds for which the such Conduit Purchaser is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, (c) the sale by such Conduit Purchaser to any Program Support Provider of the Purchased Interest (or portions thereof) maintained by such Conduit Purchaser and/or (d) the making of loans and/or other extensions of credit to any Conduit Purchaser in connection with such Conduit Purchaser's securitization program contemplated in the Agreement, together with any letter of credit, surety bond or other instrument issued thereunder (but excluding any discretionary advance facility provided by the Administrator).

         "PROGRAM SUPPORT PROVIDER" means and includes with respect to each Conduit Purchaser any Liquidity Provider and any other Person (other than any customer of such Conduit Purchaser) now or hereafter extending credit or having a commitment to extend credit to or for the account of, or to make purchases from, such Conduit Purchaser pursuant to any Program Support Agreement.

         "PURCHASE" is defined in Section 1.1(a).

         "PURCHASE AND SALE INDEMNIFIED AMOUNTS" has the meaning set forth in
SECTION 9.1 of the Sale Agreement.

         "PURCHASE AND SALE INDEMNIFIED PARTY" has the meaning set forth in
SECTION 9.1 of the Sale Agreement.

         "PURCHASE AND SALE TERMINATION DATE" has the meaning set forth in
SECTION 1.4 of the Sale Agreement.

         "PURCHASE AND SALE TERMINATION EVENT" has the meaning set forth in
SECTION 8.1 of the Sale Agreement.

         "PURCHASE DATE" means the date of which a Purchase or a reinvestment is made pursuant to the Agreement.

         "PURCHASE FACILITY" has the meaning set forth in SECTION 1.1 of the Sale Agreement.

         "PURCHASE LIMIT" means $120,000,000, as such amount may be reduced pursuant to SECTION 1.1(b) of the Agreement. References to the unused portion of the Purchase Limit shall mean, at any time, the Purchase Limit minus the then outstanding Aggregate Investment.

         "PURCHASE PRICE" has the meaning set forth in SECTION 2.1 of the Sale Agreement.

         "PURCHASE REPORT" has the meaning set forth in SECTION 2.1 of the Sale Agreement.

         "PURCHASED INTEREST" means, at any time, the undivided percentage ownership interest in: (a) each and every Pool Receivable now existing or hereafter arising, (b) all Related Security with respect to such Pool Receivables and (c) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security. Such undivided percentage interest shall be computed as:

                      Aggregate Investment + Total Reserves
             ------------------------------------------------------
                          Net Receivables Pool Balance

The Purchased Interest shall be determined from time to time pursuant to SECTION
1.3 of the Agreement.

         "PURCHASER" means each Conduit Purchaser and/or each Related Committed Purchaser, as applicable.

         "PURCHASER AGENT" means each Person acting as agent on behalf of a Purchaser Group and designated as a Purchaser Agent for such Purchaser Group on the signature pages to the Agreement or any other Person who becomes a party to this Agreement as a Purchaser Agent pursuant to an Assumption Agreement or a Transfer Supplement.

         "PURCHASER GROUP" means, for each Conduit Purchaser, such Conduit Purchaser, its Related Committed Purchasers and its related Purchaser Agent.

         "PURCHASER GROUP FEE LETTER" has the meaning set forth in SECTION 1.5 of the Agreement.

         "PURCHASERS' SHARE" of any amount means such amount multiplied by the Purchased Interest at the time of determination.

         "RATABLE SHARE" means, for each Purchaser Group, such Purchaser Group's aggregate Commitments divided by the aggregate Commitments of all Purchaser Groups.

         "RATING AGENCY CONDITION" means, with respect to any material event or occurrence, receipt by the Administrator (or the applicable Purchaser Agent) of written confirmation from each of Standard & Poor's and Moody's that such event or occurrence shall not cause the rating on the then outstanding Notes of any applicable Purchaser to be downgraded or withdrawn.

         "RECEIVABLE" means any indebtedness and other obligations owed to the Seller or any Originator by, or any right of the Seller or any Originator to payment from or on behalf of, an Obligor, whether constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of goods or the rendering of services by an Originator, and includes the obligation to pay any finance charges, fees and other charges with respect thereto; PROVIDED HOWEVER, that "Receivable" shall not include any such indebtedness and such other obligations or any such right to payment arising in connection with the sale of goods or the rendering of services by the Taylor Division of Worthington Steel of Michigan, Inc. or the Worthington Machine Technology Division of The Worthington Steel Company, an Ohio corporation. Indebtedness and other obligations arising from any one transaction, including indebtedness and other obligations represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other obligations arising from any other transaction.

         "RECEIVABLES POOL" means, at any time, all of the then outstanding Receivables purchased by the Seller pursuant to the Sale Agreement prior to the Facility Termination Date.

         "RELATED COMMITTED PURCHASER" means each Person listed as such (and its respective Commitment) for each Conduit Purchaser as set forth on the signature pages of the Agreement or in any Assumption Agreement or Transfer Supplement.

         "RELATED RIGHTS" has the meaning set forth in SECTION 1.1 of the Sale Agreement.

         "RELATED SECURITY" means, with respect to any Receivable:

                    (a) all of the Seller's and the Originator thereof's interest in any goods (including returned goods), and documentation of title evidencing the shipment or storage of any goods (including returned goods), relating to any sale giving rise to such Receivable,

                    (b) all instruments and chattel paper that may evidence such Receivable,

                    (c) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto, and

                    (d) all of the Seller's and the Originator thereof's rights, interests and claims under the Contracts and all guaranties, indemnities, insurance and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise.

         "SALE AGREEMENT" means the Purchase and Sale Agreement, dated as of November 30, 2000, among the Seller, the Originators and the Servicer as amended through the date of the Agreement and as such agreement may be amended, amended and restated, supplemented or otherwise modified from time to time.

         "SELLER" has the meaning set forth in the preamble to the Agreement.

         "SELLER'S SHARE" of any amount means the greater of: (a) $0 and (b) such amount minus the product of (i) such amount multiplied by (ii) the Purchased Interest.

         "SERVICER" has the meaning set forth in the preamble to the Agreement.

         "SERVICING FEE" shall mean the fee referred to in SECTION 4.6 of the Agreement.

         "SETTLEMENT DATE" means the 18th Business Day of each calendar month which Business Day is set forth on SCHEDULE IV or such other Business Day as otherwise consented to by the Administrator, the Purchasers, the Seller and the Servicer. The Administrator shall update SCHEDULE IV to list the 18th Business Day of each calendar month beyond November 2001 by no later than October 31, 2001.

         "SIMPLE MAJORITY" means, at any time, Purchasers whose Commitments aggregate 51% or more of the aggregate of the Commitments of all Purchasers.

         "SOLVENT" means, with respect to any Person at any time, a condition under which:

                              (i) the fair value and present fair saleable value
                    of such Person's total assets is, on the date of determination, greater than such Person's total liabilities (including contingent and unliquidated liabilities) at such time;

                              (ii) the fair value and present fair saleable
                    value of such Person's assets is greater than the amount that will be required to pay such Person's probable liability on its existing debts as they become absolute and matured ("DEBTS," for this purpose, includes all legal liabilities, whether matured or unmatured, liquidated or unliquidated, absolute, fixed, or contingent);

                              (iii) such Person is and shall continue to be able
                    to pay all of its liabilities as such liabilities mature;
                    and

                              (iv) such Person does not have unreasonably small
                    capital with which to engage in its current and in its anticipated business.

         For purposes of this definition:

                    (A) the amount of a Person's contingent or unliquidated liabilities at any time shall be that amount which, in light of all the facts and circumstances then existing, represents the amount which can reasonably be expected to become an actual or matured liability;

                    (B) the "fair value" of an asset shall be the amount which may be realized within a reasonable time either through collection or sale of such asset at its regular market value;

                    (C) the "regular market value" of an asset shall be the amount which a capable and diligent business person could obtain for such asset from an interested buyer who is willing to Purchase such asset under ordinary selling conditions; and

                    (D) the "present fair saleable value" of an asset means the amount which can be obtained if such asset is sold with reasonable promptness in an arm's-length transaction in an existing and not theoretical market.

         "STANDARD & POOR'S" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

         "SUBSIDIARY" means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock of each class or other interests having ordinary voting power (other than stock or other interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors or other managers of such entity are at the time owned, or management of which is otherwise controlled: (a) by such Person, (b) by one or more Subsidiaries of such Person or (c) by such Person and one or more Subsidiaries of such Person.

         "TANGIBLE NET WORTH" means, with respect to any Person, the tangible net worth of such Person as determined in accordance with GAAP.

          "TERMINATION DAY" means: (a) each day on which the conditions set forth in SECTION 2 of EXHIBIT II to the Agreement are not satisfied or (b) each day that occurs on or after the Facility Termination Date.

         "TERMINATION EVENT" has the meaning specified in EXHIBIT V to the Agreement.

         "TERMINATION FEE" means, for any Yield Period, with respect to any Purchaser, the amount, if any, by which: (a) the additional Discount related to such Purchaser's Investment (calculated without taking into account any Termination Fee or any shortened duration of such Yield Period) that would have accrued during such Yield Period on the reductions of Investment relating to such Yield Period had such reductions not been made, exceeds (b) the income, if any, received by such Purchaser from investing the proceeds of such reductions of Investment, as determined by the such Purchaser's Purchaser Agent, which determination shall be binding and conclusive for all purposes, absent manifest error.

         "TOTAL RESERVES" means, at any time, the sum of the Yield Reserve and the greater of (a) the sum of the Loss Reserve and the Dilution Reserve, or (b) the Concentration Reserve.

         "TRANSACTION DOCUMENTS" means the Agreement, the Lock-Box Agreements, each Purchaser Group Fee Letter, the Sale Agreement and all other certificates, instruments, UCC financing statements, reports, notices, agreements and documents executed or delivered under or in connection with any of the foregoing, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Agreement.

         "TRANSFER SUPPLEMENT" has the respective meanings set forth in SECTIONS 6.3(c) and 6.3(e).

         "TURNOVER RATE" means, for any calendar month, an amount computed as of the last day of such calendar month equal to: (a) the average of the Outstanding Balance of all Pool Receivables as of the last day of such calendar month, divided by (b) the quotient of (i) the aggregate credit sales made by the Originators during the three calendar months ended on the last day of such calendar month, divided by (ii) 3.

         "UCC" means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

         "UNMATURED PURCHASE AND SALE TERMINATION EVENT" means any event which, with the giving of notice or lapse of time, or both, would become a Purchase and Sale Termination Event.

         "UNMATURED TERMINATION EVENT" means an event that, with the giving of notice or lapse of time, or both, would constitute a Termination Event.

         "WORTHINGTON" has the meaning set forth in the preamble to the Agreement.

         "YIELD PERIOD" means, with respect to each Portion of Investment: (a) before the Facility Termination Date: (i) initially the period commencing on the date of the initial Purchase pursuant to SECTION 1.2 of the Agreement (or in the case of any fees payable hereunder, commencing on the Closing Date) and ending on (but not including) the next Settlement Date, and (ii) thereafter, each period commencing on such Settlement Date and ending on (but not including) the next Settlement Date, and (b) on and after the Facility Termination Date, such period (including a period of one day) as shall be selected from time to time by the Administrator or, in the absence of any such selection, each period of 30 days from the last day of the preceding Yield Period.

         "YIELD RATE" for any Yield Period for any Portion of Investment of the Purchased Interest (i) in the case of the Purchaser Group including Market Street, means the Market Street Yield Rate, and (ii) in the case of each other Purchaser Group, shall mean the rate set forth as the Yield Rate for such Purchaser Group in the related Purchaser Group Fee Letter.

         "YIELD RESERVE" shall be equal to the Aggregate Investment multiplied by a percentage equal to (i) the Yield Reserve Percentage divided by (ii) 100% minus the Yield Reserve Percentage.

         "YIELD RESERVE PERCENTAGE" means, on any date, an amount equal to (i) the sum of the weighted average Base Rate for the most recent period plus 1.0%, multiplied by (ii) the product of 1.5 times the Turnover Rate, divided by (iii) 12.

         OTHER TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9. Unless the context otherwise requires, "or" means "and/or," and "including" (and with correlative meaning "include" and "includes") means including without limiting the generality of any description preceding such term.

                                   EXHIBIT II
                             CONDITIONS OF PURCHASES

          1. CONDITIONS PRECEDENT TO INITIAL PURCHASE. The initial Purchase under this Agreement is subject to the following conditions precedent that the Administrator and each Purchaser Agent shall have received on or before the date of such Purchase (other than with respect to the condition set forth in PARAGRAPH (g), which such condition must be satisfied within 30 days of such Purchase), each in form and substance (including the date thereof) satisfactory to the Administrator and each Purchaser Agent:

                    (a) A counterpart of the Agreement and the other Transaction Documents executed by the parties thereto.

                    (b) Certified copies of: (i) the resolutions of the Board of Directors of each of the Seller, the Originators and Worthington authorizing the execution, delivery and performance by the Seller, such Originator and Worthington, as the case may be, of the Agreement and the other Transaction Documents to which it is a party; (ii) all documents evidencing other necessary organizational action and governmental approvals, if any, with respect to the Agreement and the other Transaction Documents and (iii) the certificate of incorporation and by-laws or certificate of formation and limited liability company agreement or any other organizational document, as applicable, of the Seller, each Originator and Worthington.

                    (c) A certificate of the Secretary or Assistant Secretary of the Seller, the Originators and Worthington certifying the names and true signatures of its officers who are authorized to sign the Agreement and the other Transaction Documents. Until the Administrator and each Purchaser Agent receives a subsequent incumbency certificate from the Seller, an Originator or Worthington, as the case may be, the Administrator and each Purchaser Agent shall be entitled to rely on the last such certificate delivered to it by the Seller, such Originator or Worthington, as the case may be.

                    (d) Acknowledgment copies, or time stamped receipt copies, of proper financing statements, duly filed on or before the date of such initial purchase under the UCC of all jurisdictions that the Administrator may deem necessary or desirable in order to perfect the interests of the Seller, Worthington and the Administrator (on behalf of each Purchaser) contemplated by the Agreement and the Sale Agreement.

                    (e) Acknowledgment copies, or time-stamped receipt copies, of proper financing statements, if any, necessary to release all security interests and other rights of any Person in the Receivables, Contracts or Related Security previously granted by the Originators, Worthington or the Seller.

                    (f) Completed UCC search reports, dated on or shortly before the date of the initial purchase hereunder, listing the financing statements filed in all applicable jurisdictions referred to in SUBSECTION (e) above that name the Originators or the Seller as debtor, together with copies of such other financing statements, and similar search reports with respect to judgment liens, federal tax liens and liens of the Pension Benefit Guaranty

          Corporation in such jurisdictions, as the Administrator or any Purchaser Agent may request, showing no Adverse Claims on any Pool Assets.

                    (g) Copies of executed Lock-Box Agreements with each Lock-Box Bank.

                    (h) Favorable opinions, in form and substance reasonably satisfactory to the Administrator and each Purchaser Agent, of: (i) Jones Day Reavis & Pogue, counsel for the Seller, the Originators, Worthington and the Servicer, and (ii) Dale T. Brinkman, counsel for Seller, Worthington and the Originators.

                    (i) Satisfactory results of a review and audit (performed by representatives of each Purchaser Agent) of the Servicer's collection, operating and reporting systems, the Credit and Collection Policy of each Originator, historical receivables data and accounts, including satisfactory results of a review of the Servicer's operating location(s).

                    (j) A pro forma Information Package representing the performance of the Receivables Pool for the calendar month before closing.

                    (k) Evidence of payment by the Seller of all accrued and unpaid fees (including those contemplated by each Purchaser Group Fee Letter), costs and expenses to the extent then due and payable on the date thereof, including any such costs, fees and expenses arising under or referenced in SECTION 6.4 of the Agreement and the Fee Letter.

                    (l) Each Purchaser Group Fee Letter (received only by the related Purchaser Group Agent) duly executed by the Seller and the Servicer.

                    (m) Good standing certificates with respect to each of the Seller, the Originators and the Servicer issued by the Secretary of State (or similar official) of the state of each such Person's organization and principal place of business.

                    (n) To the extent required by each Conduit Purchaser's commercial paper program, letters from each of the rating agencies then rating the Notes confirming the rating of such Notes after giving effect to the transaction contemplated by the Agreement.

                    (o) Each Liquidity Agreement (received only by the related Purchaser Group Agent) and all other Transaction Documents duly executed by the parties thereto.

                    (p) A computer file containing all information with respect to the Receivables as the Administrator or any Purchaser Agent may reasonably request.

                    (q) Such other approvals, opinions or documents as the Administrator or any Purchaser Agent may reasonably request.

         2. CONDITIONS PRECEDENT TO ALL PURCHASES AND REINVESTMENTS. Each Purchase (including the initial Purchase) and each reinvestment shall be subject to the further conditions precedent that:

                    (a) in the case of each purchase, the Servicer shall have delivered to the Administrator and each Purchaser Agent on or before such purchase, in form and substance satisfactory to the Administrator and such Purchaser Agent, a completed pro forma Information Package to reflect the level of Investment with respect to each Purchaser Group and related reserves and the calculation of the Purchased Interest after such subsequent purchase and a completed purchase notice in the form of Annex B; and

                    (b) on the date of such purchase or reinvestment the following statements shall be true (and acceptance of the proceeds of such purchase or reinvestment shall be deemed a representation and warranty by the Seller that such statements are then true):

                              (i) the representations and warranties contained
                    in Exhibit III to the Agreement are true and correct in all material respects on and as of the date of such purchase or reinvestment as though made on and as of such date (except to the extent that such representations and warranties relate expressly to an earlier date, and in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and

                              (ii) no event has occurred and is continuing, or
                    would result from such purchase or reinvestment, that constitutes a Termination Event or an Unmatured Termination Event.

                                   EXHIBIT III
                         REPRESENTATIONS AND WARRANTIES

          1. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller represents and warrants as follows:

                    (a) The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business and is in good standing as a foreign corporation in every jurisdiction where the nature of its business requires it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect.

                    (b) The execution, delivery and performance by the Seller of the Agreement and the other Transaction Documents to which it is a party, including its use of the proceeds of purchases and reinvestments: (i) are within its corporate powers; (ii) have been duly authorized by all necessary corporate action; (iii) do not contravene or result in a default under or conflict with: (A) its charter or by-laws, (B) any law, rule or regulation applicable to it,
          (C) any indenture, loan agreement, mortgage, deed of trust or other material agreement or instrument to which it is a party or by which it is bound, or (D) any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its property; and (iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties. The Agreement and the other Transaction Documents to which it is a party have been duly executed and delivered by the Seller.

                    (c) No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or other Person is required for its due execution, delivery and performance by the Seller of the Agreement or any other Transaction Document to which it is a party, other than the Uniform Commercial Code filings referred to in EXHIBIT II to the Agreement, all of which shall have been filed on or before the date of the first purchase hereunder.

                    (d) Each of the Agreement and the other Transaction Documents to which the Seller is a party constitutes its legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws from time to time in effect affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                    (e) There is no pending or, to Seller's best knowledge, threatened action or proceeding affecting Seller or any of its properties before any Governmental Authority or arbitrator.

                    (f) No proceeds of any purchase or reinvestment will be used to acquire any equity security of a class that is registered pursuant to Section 12 of the Securities Exchange Act of 1934.



                                     III-1

          (g) The Seller is the legal and beneficial owner of the Pool Receivables and Related Security, free and clear of any Adverse Claim. Upon each purchase or reinvestment, Administrator (for the benefit of each Purchaser) shall acquire a valid and enforceable perfected undivided percentage ownership or security interest, to the extent of the Purchased Interest, in each Pool Receivable then existing or thereafter arising and in the Related Security, Collections and other proceeds with respect thereto, free and clear of any Adverse Claim. The Agreement creates a security interest in favor of the Administrator (for the benefit of each Purchaser) in the Pool Assets, and the Administrator (for the benefit of each Purchaser) has a first priority perfected security interest in the Pool Assets, free and clear of any Adverse Claims. No effective financing statement or other instrument similar in effect covering any Pool Asset is on file in any recording office, except those filed in favor of the Seller pursuant to the Sale Agreement and the Administrator (for the benefit of each Purchaser) relating to the Agreement, or in respect of which the Administrator has received evidence satisfactory to the Administrator of acknowledgment copies, or time-stamped receipt copies, of proper financing statements releasing or terminating, as applicable, all security interests and other rights of any Person in such Pool Asset.

          (h) Each Information Package (if prepared by the Seller or one of its Affiliates, or to the extent that information contained therein is supplied by the Seller or an Affiliate), information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by or on behalf of the Seller to the Administrator or any Purchaser Agent in connection with the Agreement or any other Transaction Document to which it is a party is or will be complete and accurate in all material respects as of its date or as of the date so furnished, and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

          (i) [RESERVED].

          (j) The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts at such Lock-Box Banks, are specified in Schedule II to the Agreement (or at such other Lock-Box Banks and/or with such other Lock-Box Accounts as have been notified to the Administrator in accordance with the Agreement) and all Lock-Box Accounts are subject to Lock-Box Agreements (except as otherwise agreed to in writing by the Administrator and each Purchaser Agent or as provided in SECTION 4.3). Seller has not granted to any Person, other than the Administrator as contemplated by the Agreement, dominion and control of any Lock-Box Account, or the right to take dominion and control of any such account at a future time or upon the occurrence of a future event.

          (k) The Seller is not in violation of any order of any court, arbitrator or Governmental Authority.

          (l) Neither the Seller nor any of its Affiliates has any direct or indirect ownership or other financial interest in any Purchaser.



                                     III-2

          (m) No proceeds of any purchase or reinvestment will be used for any purpose that violates any applicable law, rule or regulation, including Regulations T, U or X of the Federal Reserve Board.

          (n) Each Pool Receivable included as an Eligible Receivable in the calculation of the Net Receivables Pool Balance is an Eligible Receivable.

          (o) No event has occurred and is continuing that constitutes a Termination Event or an Unmatured Termination Event and no event would result from a purchase in respect of, or reinvestment in respect of, the Purchased Interest or from the application of the proceeds therefrom that constitutes a Termination Event or an Unmatured Termination Event.

          (p) The Seller has accounted for each sale of undivided percentage ownership interests in Receivables in its books and financial statements as sales, consistent with generally accepted accounting principles.

          (q) The Seller has complied in all material respects with the Credit and Collection Policy of each Originator with regard to the Receivables originated by such Originator, unless such Receivables were not Eligible Receivables as of the date of the sale or conveyance of such Receivables by such Originator to the Seller under the Sale Agreement and the aggregate Outstanding Balance of all such Receivables does not exceed $1,000,000.

          (r) The Seller has complied in all material respects with all of the terms, covenants and agreements contained in the Agreement and the other Transaction Documents that are applicable to it and all laws, rules, regulations and orders that are applicable to it.

          (s) The Seller's complete corporate name is set forth in the preamble to the Agreement, and it does not use and has not during the last six years used any other corporate name, trade name, doing-business name or fictitious name, except as set forth on Schedule III to the Agreement and except for names first used after the date of the Agreement and set forth in a notice delivered to the Administrator pursuant to SECTION 1(k)(iv) of EXHIBIT IV to the Agreement.

          (t) The Seller is not an "investment company," or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. In addition, the Seller is not a "holding company," a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          (u) With respect to each Receivable transferred to the Seller under the Sale Agreement, Seller has given reasonably equivalent value to the Originator thereof in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by any Originator of any Receivable under the Sale Agreement is or may be voidable under any section of the Bankruptcy Code.



                                     III-3

                    (v) Each Contract with respect to each Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                    (w) Since its most recent fiscal year end, there has been no change in the business, operations, financial condition, properties or assets of the Seller which would have a Material Adverse Effect on its ability to perform its obligations under the Agreement or any other Transaction Document to which it is a party or materially and adversely affect the transactions contemplated under the Agreement or such other Transaction Documents.

          2. REPRESENTATIONS AND WARRANTIES OF WORTHINGTON (INCLUDING IN ITS CAPACITY AS THE SERVICER). Worthington, individually and in its capacity as the Servicer, represents and warrants as follows:

                    (a) Worthington is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Ohio, and is duly qualified to do business and is in good standing as a foreign corporation in every jurisdiction where the nature of its business requires it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect.

                    (b) The execution, delivery and performance by Worthington, of the Agreement and the other Transaction Documents to which it is a party, including the Servicer's use of the proceeds of purchases and reinvestments: (i) are within its corporate powers; (ii) have been duly authorized by all necessary corporate action; (iii) do not contravene or result in a default under or conflict with: (A) its charter or by-laws, (B) any law, rule or regulation applicable to it,
          (C) any material indenture, loan agreement, mortgage, deed of trust or other material agreement or instrument to which it is a party or by which it is bound, or (D) any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its property; and (iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties. The Agreement and the other Transaction Documents to which Worthington is a party have been duly executed and delivered by Worthington.

                    (c) No authorization, approval or other action by, and no notice to or filing with any Governmental Authority or other Person, is required for the due execution, delivery and performance by Worthington of the Agreement or any other Transaction Document to which it is a party.

                    (d) Each of the Agreement and the other Transaction Documents to which Worthington is a party constitutes the legal, valid and binding obligation of Worthington enforceable against Worthington in accordance with its terms, except as enforceability



                                     III-4
          may be limited by bankruptcy, insolvency, reorganization or other similar laws from time to time in effect affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                    (e) The balance sheets of Worthington and its consolidated Subsidiaries as at May 31, 2000, and the related statements of income and retained earnings for the fiscal year then ended, copies of which have been furnished to the Administrator and each Purchaser Agent, fairly present the financial condition of Worthington and its consolidated Subsidiaries as at such date and the results of the operations of Worthington and its Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and since May 31, 2000, there has been no event or circumstances which have had a Material Adverse Effect.

                    (f) Except as disclosed in the most recent audited financial statements of Worthington furnished to the Administrator and each Purchaser Agent, there is no pending or, to its best knowledge, threatened action or proceeding affecting it or any of its Subsidiaries before any Governmental Authority or arbitrator that could reasonably be expected to have a Material Adverse Effect.

                    (g) No proceeds of any purchase or reinvestment will be used to acquire any equity security of a class that is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

                    (h) Each Information Package (if prepared by Worthington or one of its Affiliates, or to the extent that information contained therein is supplied by Worthington or an Affiliate), information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by or on behalf of the Servicer to the Administrator, any Purchaser or any Purchaser Agent in connection with the Agreement is or will be complete and accurate in all material respects as of its date or as of the date so furnished and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

                    (i) The principal place of business and chief executive office (as such terms are used in the UCC) of Worthington and the office where it keeps its records concerning the Receivables are located at the address referred to in SECTION 2(b) of EXHIBIT IV to the Agreement.

                    (j) Worthington is not in violation of any order of any court, arbitrator or Governmental Authority, which could have a Material Adverse Effect.

                    (k) Neither Worthington nor any of its Affiliates has any direct or indirect ownership or other financial interest in any Purchaser.

                    (l) The Servicer has complied in all material respects with the Credit and Collection Policy of each Originator with regard to the Receivables originated by such Originator, unless such Receivables were not Eligible Receivables as of the date of the



                                     III-5
          sale or conveyance of such Receivables by such Originator to the Seller under the Sale Agreement and the aggregate Outstanding Balance of all such Receivables does not exceed $1,000,000.

                    (m) Worthington has complied in all material respects with all of the terms, covenants and agreements contained in the Agreement and the other Transaction Documents that are applicable to it.

                    (n) Worthington is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. In addition, Worthington is not a "holding company," a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                    (o) Since its most recent fiscal year end, there has been no change in the business, operations, financial condition, properties or assets of the Servicer which would have a Material Adverse Effect on its ability to perform its obligations under the Agreement or any other Transaction Document to which it is a party or materially and adversely affect the transactions contemplated under the Agreement or such other Transaction Documents.

                    (p) No license or approval is required for the Administrator or any successor Servicer to use any program used by the Servicer in the servicing of the Receivables, other than such licenses and approvals that have been obtained and are in full force and effect.


                                     III-6

                                   EXHIBIT IV
                                    COVENANTS

          1. COVENANTS OF THE SELLER. Until the latest of the Facility Termination Date, the date on which no Investment of or Discount in respect of the Purchased Interest shall be outstanding or the date all other amounts owed by the Seller under the Agreement to any Purchaser, Purchaser Agent, the Administrator and any other Indemnified Party or Affected Person shall be paid in full:

                    (a) COMPLIANCE WITH LAWS, ETC. The Seller shall comply with all applicable laws, rules, regulations and orders, and preserve and maintain its corporate existence, rights, franchises, qualifications and privileges, except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such rights, franchises, qualifications and privileges would not have a Material Adverse Effect.

                    (b) OFFICES, RECORDS AND BOOKS OF ACCOUNT, ETC. The Seller:
          (i) shall not move its principal place of business and chief executive office (as such terms or similar terms are used in the UCC) and the office where it keeps its records concerning the Receivables to an address other than the address of the Seller set forth under its name on the signature page to the Agreement or, pursuant to CLAUSE (k)(iv) below, at any other locations in jurisdictions where all actions reasonably requested by the Administrator to protect and perfect the interest of the Administrator (for the benefit of the Purchasers) in the Receivables and related items (including the Pool Assets) have been taken and completed and (ii) shall provide the Administrator with at least 30 days' written notice before making any change in the Seller's name or making any other change in the Seller's identity or corporate structure (including a Change in Control) that could render any UCC financing statement filed in connection with this Agreement "seriously misleading" as such term (or similar term) is used in the UCC; each notice to the Administrator pursuant to this sentence shall set forth the applicable change and the effective date thereof. The Seller also will maintain and implement (or cause the Servicer to maintain and implement) administrative and operating procedures (including an ability to recreate records evidencing Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain (or cause the Servicer to keep and maintain) all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Receivables (including records adequate to permit the daily identification of each Receivable and all Collections of and adjustments to each existing Receivable). The Seller will (and will cause each Originator to) on or prior to the date of the Agreement, mark its master data processing records and other books and records relating to the Purchased Interest (and at all times thereafter (until the latest of the Facility Termination Date or the date all other amounts owed by the Seller under the Agreement shall be paid in full) continue to maintain such records) with a legend, acceptable to the Administrator, describing the Purchased Interest.

                    (c) PERFORMANCE AND COMPLIANCE WITH CONTRACTS AND CREDIT AND COLLECTION POLICY. The Seller shall (and shall cause the Servicer to), at its expense, (i) timely perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables unless the failure to so perform or comply does not involve a material portion of such Receivables, and the Seller shall have complied with its obligations with respect to such Receivables set forth in SECTION 1.4(e), and (ii) timely comply in all material respects with the applicable Credit and Collection Policies with regard to each Receivable.

                    (d) OWNERSHIP INTEREST, ETC. The Seller shall (and shall cause the Servicer to), at its expense, take all action necessary or desirable to establish and maintain a valid and enforceable undivided percentage ownership or security interest, to the extent of the Purchased Interest which shall not be greater than 100%, in the Pool Receivables, the Related Security and Collections with respect thereto, and a first priority perfected security interest in the Pool Assets, in each case free and clear of any Adverse Claim, in favor of the Administrator (for the benefit of the Purchasers), including taking such action to perfect, protect or more fully evidence the interest of the Administrator (for the benefit of the Purchasers) as the Administrator, may reasonably request.

                    (e) SALES, LIENS, ETC. The Seller shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any or all of its right, title or interest in, to or under any Pool Assets (including the Seller's undivided interest in any Receivable, Related Security or Collections, or upon or with respect to any account to which any Collections of any Receivables are sent), or assign any right to receive income in respect of any items contemplated by this paragraph.

                    (f) EXTENSION OR AMENDMENT OF RECEIVABLES. Except as provided in the Agreement, the Seller shall not, and shall not permit the Servicer to, extend the maturity or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any related Contract.

                    (g) CHANGE IN BUSINESS OR CREDIT AND COLLECTION POLICY. The Seller shall not make (or permit any Originator to make) any change in the character of its business or in any Credit and Collection Policy, or any change in any Credit and Collection Policy that would have a Material Adverse Effect with respect to the Receivables. The Seller shall not make (or permit any Originator to make) any other change in any Credit and Collection Policy without giving prior written notice thereof to the Administrator and each Purchaser Agent.

                    (h) AUDITS. The Seller shall (and shall cause each Originator to), from time to time during regular business hours, but no more frequently than annually unless (x) a Termination Event or Unmatured Termination Event has occurred and is continuing or (y) in the opinion of the Administrator (with the consent or at the direction of the Majority Purchasers) reasonable grounds for insecurity exist with respect to the collectibility of a material portion of the Pool Receivables or with respect to the Seller's performance or ability to perform in any material respect its obligations under the Agreement, as reasonably requested in advance (unless a Termination Event or Unmatured Termination Event exists) by the Administrator or any Purchaser, permit the

          Administrator or any Purchaser, or agent or representatives of the Administration or any Purchaser: (i) to examine and make copies of and abstracts from all books, records and documents (including computer tapes and disks) in the possession or under the control of the Seller (or any such Originator) relating to Receivables and the Related Security, including the related Contracts, and (ii) to visit the offices and properties of the Seller and the Originators for the purpose of examining such materials described in CLAUSE (i) above, and to discuss matters relating to Receivables and the Related Security or the Seller's, Worthington's or the Originator's performance under the Transaction Documents or under the Contracts with any of the officers, employees, agents or contractors of the Seller, Worthington or the Originator having knowledge of such matters and (iii) without limiting CLAUSES (i) and (ii) above, to engage certified public accountants or other auditors acceptable to the Seller and the Administrator to conduct, at the Seller's expense, a review of the Seller's books and records with respect to such Receivables.

                    (i) CHANGE IN LOCK-BOX BANKS, LOCK-BOX ACCOUNTS AND PAYMENT INSTRUCTIONS TO OBLIGORS. The Seller shall not, and shall not permit the Servicer or any Originator to, add or terminate any bank as a Lock-Box Bank or any account as a Lock-Box Account from those listed in SCHEDULE II to the Agreement, or make any change in its instructions to Obligors regarding payments to be made to the Seller, the Originators, the Servicer or any Lock-Box Account (or related post office box), unless the Administrator and the Majority Purchasers shall have consented thereto in writing and the Administrator shall have received copies of all agreements and documents (including Lock-Box Agreements) that it may request in connection therewith. Notwithstanding anything contained in this PARAGRAPH (i) to the contrary, the Seller may add a Permitted Lock-Box Bank as a Lock-Box Bank upon the consent of the Administrator and the Majority Purchasers, which consent shall not be unreasonably withheld.

                    (j) DEPOSITS TO LOCK-BOX ACCOUNTS. The Seller shall (or shall cause the Servicer to): (i) deposit, or cause to be deposited, any Collections received by it, the Servicer or any Originator into Lock-Box Accounts not later than one Business Day after receipt thereof, and (ii) instruct all Obligors to make payments of all Receivables to one or more Lock-Box Accounts or to post office boxes to which only Lock-Box Banks have access (and shall instruct the Lock-Box Banks to cause all items and amounts relating to such Receivables received in such post office boxes to be removed and deposited into a Lock-Box Account on a daily basis). Except as otherwise agreed to in writing by the Administrator and the Majority Purchasers or as provided in SECTION 4.3, each Lock-Box Account shall at all times be subject to a Lock-Box Agreement. The Seller will not (and will not permit the Servicer to) deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections.

                    (k) REPORTING REQUIREMENTS. The Seller will provide to the Administrator (in multiple copies, if requested by the Administrator) and each Purchaser Agent the following:

                    (i) as soon as available and in any event within 90 days after the end of each fiscal year of the Seller, unaudited financial statements for such year certified as to accuracy by the chief financial officer or treasurer of the Seller;

                    (ii) as soon as possible and in any event within five days after the occurrence of each Termination Event or Unmatured Termination Event, a statement of the chief financial officer of the Seller setting forth details of such Termination Event or Unmatured Termination Event and the action that the Seller has taken and proposes to take with respect thereto;

                    (iii) promptly after the filing or receiving thereof, copies of all reports and notices that the Seller or any Affiliate files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that the Seller or any Affiliate receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which the Seller or any of its Affiliates is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition that could, in the aggregate, result in the imposition of material liability on the Seller and/or any such Affiliate;

                    (iv) at least 30 days before any change in the Seller's name or any other change requiring the amendment of UCC financing statements, a notice setting forth such changes and the effective date thereof;

                    (v) promptly after the Seller obtains knowledge thereof, notice of any: (A) material adverse litigation, investigation or proceeding that may exist at any time between the Seller and any Person or (B) material litigation or proceeding relating to any Transaction Document;

                    (vi) promptly after the occurrence thereof, notice of a Material Adverse Effect in the business, operations, property or financial or other condition of the Seller, the Servicer or Worthington Industries, Inc. on a consolidated basis; and

                    (vii) such other information respecting the Receivables or the condition or operations, financial or otherwise, of the Seller or any of its Affiliates as the Administrator or any Purchaser Agent may from time to time reasonably request.

          (l) CERTAIN AGREEMENTS. Without the prior written consent of the Administrator and the Majority Purchasers, the Seller will not (and will not permit any Originator to) amend, modify, waive, revoke or terminate any Transaction Document to which it is a party or any provision of Seller's certificate of incorporation or by-laws.

          (m) RESTRICTED PAYMENTS. (i) Except pursuant to CLAUSE (ii) below, the Seller will not: (A) purchase or redeem any shares of its capital stock, (B) declare or pay any dividend or set aside any funds for any such purpose, (C) prepay, purchase or redeem any Debt, (D) lend or advance any funds or (E) repay any loans or advances to, for or from any of its Affiliates (the amounts described in CLAUSES (A) through (E) being referred to as "RESTRICTED PAYMENTS").

                              (ii) Subject to the limitations set forth in
                    CLAUSE (iii) below, the Seller may make Restricted Payments so long as such Restricted Payments are made only in one or more of the following ways: (A) the Seller may make cash payments (including prepayments) on the Company Note in accordance with its terms, and (B) if no amounts are then outstanding under the Company Note, the Seller may declare and pay dividends.

                              (iii) The Seller may make Restricted Payments only
                    out of the funds it receives pursuant to SECTIONS 1.4(b)(ii) and (iv) of the Agreement. Furthermore, the Seller shall not pay, make or declare: (A) any dividend if, after giving effect thereto, the Seller's tangible net worth would be less than $10,000,000 or (B) any Restricted Payment (including any dividend) if, after giving effect thereto, any Termination Event or Unmatured Termination Event shall have occurred and be continuing.

                    (n) OTHER BUSINESS. The Seller will not: (i) engage in any business other than the transactions contemplated by the Transaction Documents; (ii) create, incur or permit to exist any Debt of any kind (or cause or permit to be issued for its account any letters of credit or bankers' acceptances) other than pursuant to this Agreement or the Company Note; or (iii) form any Subsidiary or make any investments in any other Person; provided, however, that the Seller shall be permitted to incur minimal obligations to the extent necessary for the day-to-day operations of the Seller (such as expenses for stationery, audits, maintenance of legal status, etc.).

                    (o) USE OF SELLER'S SHARE OF COLLECTIONS. The Seller shall apply the Seller's Share of Collections to make payments in the following order of priority: (i) the payment of its expenses (including all obligations payable to the Purchaser Groups and the Administrator under the Agreement and under each Purchaser Group Fee Letter); (ii) the payment of accrued and unpaid interest on the Company Note; and (iii) other legal and valid corporate purposes.

                    (p) TANGIBLE NET WORTH. The Seller will not permit its tangible net worth, at any time, to be less than $10,000,000.

          2. COVENANTS OF THE SERVICER AND WORTHINGTON. Until the latest of the Facility Termination Date, the date on which no Investment of or Discount in respect of the Purchased Interest shall be outstanding or the date all other amounts owed by the Seller under the Agreement to the Purchaser Agents, the Purchasers, the Administrator and any other Indemnified Party or Affected Person shall be paid in full:

                    (a) COMPLIANCE WITH LAWS, ETC. The Servicer and, to the extent that it ceases to be the Servicer, Worthington shall comply (and shall cause each Originator to comply) in all material respects with all applicable laws, rules, regulations and orders, and preserve and maintain its corporate existence, rights, franchises, qualifications and privileges, except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications and privileges would not have a Material Adverse Effect.

                    (b) OFFICES, RECORDS AND BOOKS OF ACCOUNT, ETC. The Servicer and, to the extent that it ceases to be the Servicer, Worthington, shall keep (and shall cause each Originator to keep) its principal place of business and chief executive office (as such terms or similar terms are used in the applicable UCC) and the office where it keeps its records concerning the Receivables at the address of the Servicer set forth under its name on the signature page to the Agreement or, upon at least 30 days' prior written notice of a proposed change to the Administrator, at any other locations in jurisdictions where all actions reasonably requested by the Administrator to protect and perfect the interest of the Administrator (for the benefit of each Purchaser) in the Receivables and related items (including the Pool Assets) have been taken and completed. The Servicer and, to the extent that it ceases to be the Servicer, Worthington, also will (and will cause each Originator to) maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Receivables (including records adequate to permit the daily identification of each Receivable and all Collections of and adjustments to each existing Receivable).

                    (c) PERFORMANCE AND COMPLIANCE WITH CONTRACTS AND CREDIT AND COLLECTION POLICY. The Servicer and, to the extent that it ceases to be the Servicer, Worthington, shall (and shall cause each Originator to), at its expense, (i) timely perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables unless the failure to so perform or comply does not involve a material portion of such Receivables, and the Seller shall have complied with its obligations with respect to such Receivables set forth in SECTION 1.4(e), and (ii) timely comply in all material respects with the applicable Credit and Collection Policies with regard to each Receivable.

                    (d) EXTENSION OR AMENDMENT OF RECEIVABLES. Except as provided in the Agreement, the Servicer and, to the extent that it ceases to be the Servicer, Worthington, shall not extend (and shall not permit any Originator to extend), the maturity or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any related Contract.

                    (e) CHANGE IN BUSINESS OR CREDIT AND COLLECTION POLICY. The Servicer and, to the extent that it ceases to be the Servicer, Worthington, shall not make (and shall not permit any Originator to make) any change in the character of its business or in any Credit and Collection Policy that would have a Material Adverse Effect. The Servicer and, to the extent that it ceases to be the Servicer, Worthington, shall not make (and shall not permit any Originator to make) any other change in any Credit and Collection Policy without giving prior written notice thereof to the Administrator and each Purchaser Agent.

          (f) AUDITS. The Servicer and, to the extent that it ceases to be the Servicer, Worthington, shall (and shall cause each Originator to), from time to time during regular business hours, but no more frequently than annual unless
(x) a Termination Event or Unmatured Termination Event has occurred and is continuing or (y) in the opinion of the Administrator (with the consent or at the direction of the Majority Purchasers) reasonable grounds for insecurity exist with respect to the collectibility of a material portion of the Pool Receivables or with respect to the Servicer's performance or ability to perform in any material respect its obligations under the Agreement, as reasonably requested in advance (unless a Termination Event or Unmatured Termination Event exists) by the Administrator or a Purchaser, permit the Administrator or a Purchaser, or of the Administrator or any Purchaser agent or representative: (i) to examine and make copies of and abstracts from all books, records and documents (including computer tapes and disks) in its possession or under its control relating to Receivables and the Related Security, including the related Contracts; and (ii) to visit its offices and properties for the purpose of examining such materials described in CLAUSE (i) above, and to discuss matters relating to Receivables and the Related Security or its performance hereunder or under the Contracts with any of its officers, employees, agents or contractors having knowledge of such matters and (iii) without limiting CLAUSES (i) and (ii) above, to engage certified public accountants or other auditors acceptable to the Servicer and the Administrator to conduct, at the Servicer's expense, a review of the Servicer's books and records with respect to such Receivables.

          (g) CHANGE IN LOCK-BOX BANKS, LOCK-BOX ACCOUNTS AND PAYMENT INSTRUCTIONS TO OBLIGORS. The Servicer and, to the extent that it ceases to be the Servicer, Worthington, shall not (and shall not permit any Originator to) add or terminate any bank as a Lock-Box Bank or any account as a Lock-Box Account from those listed in SCHEDULE II to the Agreement, or make any change in its instructions to Obligors regarding payments to be made to the Servicer or any Lock-Box Account (or related post office box), unless the Administrator and the Majority Purchasers shall have consented thereto in writing and the Administrator shall have received copies of all agreements and documents (including Lock-Box Agreements) that it may request in connection therewith. Notwithstanding anything contained in this PARAGRAPH (g) to the contrary, the Servicer may add a Permitted Lock-Box Bank as a Lock-Box Bank upon the consent of the Administrator and the Majority Purchasers, which consent shall not be unreasonably withheld.

          (h) DEPOSITS TO LOCK-BOX ACCOUNTS. The Servicer shall: (i) deposit, or cause to be deposited, any Collections received by it into Lock-Box Accounts not later than one Business Day after receipt thereof, and (ii) instruct all Obligors to make payments of all Receivables to one or more Lock-Box Accounts or to post office boxes to which only Lock-Box Banks have access (and shall instruct the Lock-Box Banks to cause all items and amounts relating to such Receivables received in such post office boxes to be removed and deposited into a Lock-Box Account on a daily basis). Except as otherwise agreed to in writing by the Administrator and the Majority Purchasers or as provided in SECTION 4.3, each Lock-Box Account shall at all times be subject to a Lock-Box Agreement. The Servicer will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections.

          (i) REPORTING REQUIREMENTS. Worthington shall provide to the Administrator (in multiple copies, if requested by the Administrator) and each Purchaser Agent the following:

                    (i) as soon as available and in any event within 45 days after the end of the first three quarters of each fiscal year of Worthington, balance sheets of Worthington and its consolidated Subsidiaries and of Seller as of the end of such quarter and statements of income, retained earnings and cash flow of Worthington and its consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of such Person;

                    (ii) as soon as available and in any event within 90 days after the end of each fiscal year of Worthington and of Seller, a copy of the annual report for such year for Worthington and its consolidated Subsidiaries, containing financial statements for such year audited by independent certified public accountants of nationally recognized standing;

                    (iii) as to the Servicer only, as soon as available and in any event not later than two Business Days prior to the Settlement Date, an Information Package as of the last day of such month or, within 10 Business Days of a request by the Administrator or any Purchaser Agent, an Information Package for such periods as is specified by the Administrator or such Purchaser Agent (including on a semi-monthly, weekly or daily basis);

                    (iv) as soon as possible and in any event within five days after becoming aware of the occurrence of each Termination Event or Unmatured Termination Event, a statement of the chief financial officer of Worthington setting forth details of such Termination Event or Unmatured Termination Event and the action that such Person has taken and proposes to take with respect thereto;

                    (v) promptly after the sending or filing thereof, copies of all reports that Worthington sends to any of its security holders, and copies of all reports and registration statements that Worthington or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange; PROVIDED, that any filings with the Securities and Exchange Commission that have been granted "confidential" treatment shall be provided promptly after such filings have become publicly available;

                    (vi) promptly after the filing or receiving thereof, copies of all reports and notices that Worthington or any of its Affiliate files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that such Person or any of its Affiliates receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which such Person or any of its Affiliate is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition that could, in the aggregate, result in the imposition of a material liability on Worthington and/or any such Affiliate;

                    (vii) at least thirty days before any change in Worthington's or any Originator's name or any other change requiring the amendment of UCC financing statements, a notice setting forth such changes and the effective date thereof;

                    (viii) promptly after Worthington obtains knowledge thereof, notice of any: (A) litigation, investigation or proceeding that may exist at any time between Worthington or any of its Subsidiaries and any Governmental Authority that, if not cured or if adversely determined, as the case may be, would reasonably be expected to result in a Material Adverse Effect; (B) litigation or proceeding adversely affecting such Person or any of its Subsidiaries in which the amount involved is more than $2,000,000 and not covered by insurance or in which injunctive or similar relief is sought and which would reasonably be expected to result in a Material Adverse Effect; or (C) litigation or proceeding relating to any Transaction Document;

                    (ix) promptly after the occurrence thereof, notice of a Material Adverse Effect in the business, operations, property or financial or other condition of the Servicer, the Seller or Worthington Industries, Inc. on a consolidated basis;

                    (x) promptly after the occurrence thereof, notice of any downgrade of Worthington;

                    (xi) such other information respecting the Receivables or the condition or operations, financial or otherwise, of Worthington or any of its Affiliates as the Administrator or any Purchaser Agent may from time to time reasonably request; and

                    (xii) promptly after the occurrence thereof, notice of any material acquisition or investment by Worthington of or in any Person, business or operation.

          3. SEPARATE EXISTENCE. Each of the Seller and Worthington hereby acknowledges that the Purchasers, the Purchaser Agents, the Administrator and the Liquidity Providers are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon the Seller's identity as a legal entity separate from Worthington and its Affiliates. Therefore, from and after the date hereof, each of the Seller and Worthington shall take all steps specifically required by the Agreement or reasonably required by the Administrator to continue the Seller's identity as a separate legal entity and to make it apparent to third Persons that the Seller is an entity with assets and liabilities distinct from those of Worthington and any other

Person, and is not a division of Worthington, its Affiliates or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, each of the Seller and Worthington shall take such actions as shall be required in order that:

                    (a) The Seller will be a limited purpose corporation whose primary activities are restricted in its certificate of incorporation to: (i) purchasing or otherwise acquiring from the Originators, owning, holding, granting security interests or selling interests in Pool Assets, (ii) entering into agreements for the selling and servicing of the Receivables Pool, and (iii) conducting such other activities as it deems necessary or appropriate to carry out its primary activities;

                    (b) The Seller shall not engage in any business or activity, or incur any indebtedness or liability, other than as expressly permitted by the Transaction Documents;

                    (c) Not less than one member of the Seller's Board of Directors (the "INDEPENDENT DIRECTOR") shall be an individual who is not a direct, indirect or beneficial stockholder, officer, director, employee, affiliate, associate or supplier of Worthington or any of its Affiliates. The certificate of incorporation of the Seller shall provide that: (i) the Seller's Board of Directors shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Seller unless the Independent Director shall approve the taking of such action in writing before the taking of such action, and (ii) such provision cannot be amended without the prior written consent of the Independent Director;

                    (d) The Independent Director shall not at any time serve as a trustee in bankruptcy for the Seller, Worthington or any Affiliate thereof;

                    (e) Any employee, consultant or agent of the Seller will be compensated from the Seller's funds for services provided to the Seller. The Seller will not engage any agents other than its attorneys, auditors and other professionals, and a servicer and any other agent contemplated by the Transaction Documents for the Receivables Pool, which servicer will be fully compensated for its services by payment of the Servicing Fee, and a manager, which manager will be fully compensated from the Seller's funds;

                    (f) The Seller will contract with the Servicer to perform for the Seller all operations required on a daily basis to service the Receivables Pool. The Seller will pay the Servicer the Servicing Fee pursuant to the Agreement. The Seller will not incur any material indirect or overhead expenses for items shared with Worthington (or any other Affiliate thereof) that are not reflected in the Servicing Fee. To the extent, if any, that the Seller (or any Affiliate thereof) shares items of expenses not reflected in the Servicing Fee or the manager's fee, such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered; it being understood that Worthington shall pay all expenses relating to the preparation, negotiation, execution and delivery of the Transaction Documents, including legal, agency and other fees;

                    (g) The Seller's operating expenses will not be paid by Worthington or any other Affiliate thereof;

                    (h) All of the Seller's business correspondence and other communications shall be conducted in the Seller's own name and on its own separate stationery;

                    (i) The Seller's books and records will be maintained separately from those of Worthington and any other Affiliate thereof;

                    (j) All financial statements of Worthington or any Affiliate thereof that are consolidated to include Seller will contain detailed notes clearly stating that: (i) a special purpose corporation exists as a Subsidiary of Worthington, and (ii) the Originators have sold receivables and other related assets to such special purpose Subsidiary that, in turn, has sold undivided interests therein to certain financial institutions and other entities;

                    (k) The Seller's assets will be maintained in a manner that facilitates their identification and segregation from those of Worthington or any Affiliate thereof;

                    (l) The Seller will strictly observe corporate formalities in its dealings with Worthington or any Affiliate thereof, and funds or other assets of the Seller will not be commingled with those of Worthington or any Affiliate thereof except as permitted by the Agreement in connection with servicing the Pool Receivables. The Seller shall not maintain joint bank accounts or other depository accounts to which Worthington or any Affiliate thereof (other than Worthington in its capacity as the Servicer) has independent access. The Seller is not named, and has not entered into any agreement to be named, directly or indirectly, as a direct or contingent beneficiary or loss payee on any insurance policy with respect to any loss relating to the property of Worthington or any Subsidiary or other Affiliate of Worthington. The Seller will pay to the appropriate Affiliate the marginal increase or, in the absence of such increase, the market amount of its portion of the premium payable with respect to any insurance policy that covers the Seller and such Affiliate; and

                    (m) The Seller will maintain arm's-length relationships with Worthington (and any Affiliate thereof). Any Person that renders or otherwise furnishes services to the Seller will be compensated by the Seller at market rates for such services it renders or otherwise furnishes to the Seller. Neither the Seller nor Worthington will be or will hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other. The Seller and Worthington will immediately correct any known misrepresentation with respect to the foregoing, and they will not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealing with any other entity.

                    (n) Worthington shall not pay the salaries of Seller's employees, if any.

                                    EXHIBIT V
                               TERMINATION EVENTS

         Each of the following shall be a "TERMINATION EVENT":

         (a) (i) the Seller, Worthington, any Originator or the Servicer shall fail to perform or observe any term, covenant or agreement under the Agreement or any other Transaction Document and, except as otherwise provided herein, such failure shall continue for more than five Business Days after knowledge or notice thereof, (ii) the Seller or the Servicer shall fail to make when due any payment or deposit to be made by it under the Agreement and such failure shall continue unremedied for one Business Day or (iii) Worthington shall resign as Servicer, and no successor Servicer reasonably satisfactory to the Administrator and the Majority Purchasers shall have been appointed;

         (b) Worthington (or any Affiliate thereof) shall fail to transfer to any successor Servicer when required any rights pursuant to the Agreement that Worthington (or such Affiliate) then has as Servicer;

         (c) any representation or warranty made or deemed made by the Seller, Worthington or any Originator (or any of their respective officers) under or in connection with the Agreement or any other Transaction Document, or any information or report delivered by the Seller, Worthington or any Originator or the Servicer pursuant to the Agreement or any other Transaction Document, shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered; PROVIDED HOWEVER, that if the representation and warranty contained in SECTIONS 1(g), 1(n) or 1(v) of EXHIBIT III shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered, such breach shall not constitute a Termination Event if the Seller shall have complied with its obligations with respect to such Receivable set forth in SECTION 1.4(e);

          (d) the Seller or the Servicer shall fail to deliver the Information Package pursuant to the Agreement, and such failure shall remain unremedied for two Business Days;

         (e) the Agreement or any purchase or reinvestment pursuant to the Agreement shall for any reason: (i) cease to create, or the Purchased Interest shall for any reason cease to be, a valid and enforceable perfected undivided percentage ownership or security interest to the extent of the Purchased Interest in each Pool Receivable, the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, or (ii) cease to create with respect to the Pool Assets, or the interest of the Administrator (for the benefit of the Purchasers) with respect to such Pool Assets shall cease to be, a valid and enforceable first priority perfected security interest, free and clear of any Adverse Claim;

         (f) the Seller, Worthington or any Originator shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Seller, Worthington or any Originator seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Seller, Worthington or any Originator shall take any organizational action to authorize any of the actions set forth above in this paragraph;

         (g) (i) (A) the Default Ratio shall exceed 1.50%, or (B) the Delinquency Ratio shall exceed 5.50% or (ii) the average for three consecutive calendar months of (A) the Default Ratio shall exceed 1.00%, (B) the Delinquency Ratio shall exceed 4.50%, or (C) the Dilution Ratio shall exceed 2.50%;

          (h) a Change in Control shall occur with respect to Seller, any Originator or Worthington;

         (i) at any time (i) the sum of (A) the Aggregate Investment plus (B) the Total Reserves, exceeds (ii) the sum of (A) the Net Receivables Pool Balance at such time plus (B) the Purchasers' Share of the amount of Collections then on deposit in the Lock-Box Accounts (other than amounts set aside therein representing Discount and Fees), and such circumstance shall not have been cured within two Business Days;

         (j) (i) Worthington or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any of its Debt that is outstanding in a principal amount of at least $5,000,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement, mortgage, indenture or instrument relating to such Debt (and shall have not been waived); or (ii) any other event shall occur or condition shall exist under any agreement, mortgage, indenture or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement, mortgage, indenture or instrument (and shall have not been waived), if, in either case: (a) the effect of such non-payment, event or condition is to give the applicable debtholders the right (whether acted upon or not) to accelerate the maturity of such Debt, or (b) any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case before the stated maturity thereof;

         (k) either: (i) a contribution failure shall occur with respect to any Benefit Plan sufficient to give rise to a lien under Section 302(f) of ERISA,
(ii) the Internal Revenue Service shall file a notice of lien asserting a claim or claims of $250,000 or more in the aggregate pursuant to the Internal Revenue Code with regard to any of the assets of Seller, any Originator, Worthington or any ERISA Affiliate and such lien shall have been filed and not released within 10 days, or (iii) the Pension Benefit Guaranty Corporation shall, or shall indicate its intention in writing to the Seller, any Originator, Worthington or any ERISA Affiliate to, either file a notice of lien asserting a claim pursuant to ERISA with regard to any assets of the Seller, any

Originator, Worthington or any ERISA Affiliate or terminate any Benefit Plan that has unfunded benefit liabilities, or any steps shall have been taken to terminate any Benefit Plan subject to Title IV of ERISA so as to result in any liability in excess of $1,000,000 and such lien shall have been filed and not released within 10 days;

         (l) one or more final judgments for the payment of money shall be entered against the Seller or (ii) one or more final judgments for the payment of money in an amount in excess of $20,000,000, individually or in the aggregate, shall be entered against the Servicer on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for sixty (60) consecutive days without a stay of execution;

         (m) the "Purchase and Sale Termination Date" under and as defined in the Sale Agreement shall occur under the Sale Agreement or any Originator shall for any reason cease to transfer, or cease to have the legal capacity to transfer, or otherwise be incapable of transferring Receivables to the Seller under the Sale Agreement; or

         (n) Moody's or Standard & Poor's shall request any amendment, supplement or other modification of the Agreement or any other Transaction Document which is not made within 10 Business Days after the applicable Purchaser Agent has provided notice thereof to the parties hereto.

                                   SCHEDULE I
                          CREDIT AND COLLECTION POLICY

                                  Schedule I-1

                                   SCHEDULE II
                      LOCK-BOX BANKS AND LOCK-BOX ACCOUNTS



             Lock-Box Bank                             Lock-Box                              Account
             -------------                             --------                              -------
Bank of America, N.A.                                    99050                             8188-3-03227

Bank One, Columbus                                      710969                              630778041
                                                       711713

Bank One, Michigan                                       77301                               6734-23
                                                        78254
                                                       771033

Wachovia Bank, N.A.                                     75188                              1860-146125
                                                        75333
                                                        75864
                                                       751052
                                                       751617

                                  Schedule II-1

                                  SCHEDULE III
                                   TRADE NAMES


Organizational Name                              Trade Names / Fictitious Names
-------------------                              ------------------------------

Worthington Receivables Corporation              None



                                 Schedule III-1

                                   SCHEDULE IV
                                SETTLEMENT DATES



                     Settlement Date                                          Information Package
                   (18th Business Day)                                   due dates (16th Business Day)
                        12/27/2000                                                12/22/2000
                        01/26/2001                                                01/24/2001
                        02/27/2001                                                02/23/2001
                        03/26/2001                                                03/22/2001
                        04/25/2001                                                04/23/2001
                        05/24/2001                                                05/22/2001
                        06/26/2001                                                06/22/2001
                        07/26/2001                                                07/24/2001
                        08/24/2001                                                08/22/2001
                        09/27/2001                                                09/25/2001
                        10/25/2001                                                10/23/2001
                        11/28/2001                                                11/26/2001

                                  Schedule IV-1

                                                                         ANNEX A
                                               TO RECEIVABLES PURCHASE AGREEMENT


                          FORM OF INFORMATION PACKAGE

                                   Annex A-1

                                                                         ANNEX B
                                               TO RECEIVABLES PURCHASE AGREEMENT


                             FORM OF PURCHASE NOTICE

                                   Annex B-1

                                                                         ANNEX C
                                               TO RECEIVABLES PURCHASE AGREEMENT


                          FORM OF ASSUMPTION AGREEMENT


                                   Annex C-1

                                                                         ANNEX D
                                               TO RECEIVABLES PURCHASE AGREEMENT


                           FORM OF TRANSFER SUPPLEMENT


                                   Annex D-1

EXHIBIT I         Definitions
EXHIBIT II        Conditions of Purchases
EXHIBIT III       Representations and Warranties
EXHIBIT IV        Covenants
EXHIBIT V         Termination Events

SCHEDULE I        Credit and Collection Policy

SCHEDULE II       Lock-Box Banks and Lock-Box Accounts
SCHEDULE III      Trade Names
SCHEDULE IV       Settlement Dates

ANNEX A           Form of Information Package
ANNEX B           Form of Purchase Notice
ANNEX C           Form of Assumption Agreement
ANNEX D           Form of Transfer Supplement

                                   Annex D-2

                                TABLE OF CONTENTS

                                                                                                               PAGE


ARTICLE I             AMOUNTS AND TERMS OF THE PURCHASES.........................................................1

         Section 1.1.          Purchase Facility.................................................................1

         Section 1.2.          Making Purchases..................................................................2

         Section 1.3.          Purchased Interest Computation....................................................4

         Section 1.4.          Settlement Procedures.............................................................4

         Section 1.5.          Fees..............................................................................9

         Section 1.6.          Payments and Computations, Etc....................................................9

         Section 1.7.          Increased Costs..................................................................10

         Section 1.8.          Requirements of Law..............................................................11

         Section 1.9.          Inability to Determine Euro-Rate.................................................12

         Section 1.10.         Extension of Termination Date....................................................13

ARTICLE II            REPRESENTATIONS AND WARRANTIES; COVENANTS; TERMINATION EVENTS.............................13

         Section 2.1.          Representations and Warranties; Covenants........................................13

         Section 2.2.          Termination Events...............................................................13

ARTICLE III           INDEMNIFICATION...........................................................................14

         Section 3.1.          Indemnities by the Seller........................................................14

         Section 3.2.          Indemnities by the Servicer......................................................16

ARTICLE IV            ADMINISTRATION AND COLLECTIONS............................................................16

         Section 4.1.          Appointment of the Servicer......................................................16

         Section 4.2.          Duties of the Servicer...........................................................17

         Section 4.3.          Lock-Box Account Arrangements....................................................18

         Section 4.4.          Enforcement Rights...............................................................19

         Section 4.5.          Responsibilities of the Seller...................................................20

         Section 4.6.          Servicing Fee....................................................................20

ARTICLE V             THE AGENTS................................................................................21

         Section 5.1.          Appointment and Authorization....................................................21

         Section 5.2.          Delegation of Duties.............................................................22

         Section 5.3.          Exculpatory Provisions...........................................................22

         Section 5.4.          Reliance by Agents...............................................................22

         Section 5.5.          Notice of Termination Events.....................................................23

                                TABLE OF CONTENTS
                                  (continued)

                                                                                                               PAGE



         Section 5.6.          Non-Reliance on Administrator, Purchaser Agents and Other Purchasers.............23

         Section 5.7.          Administrators and Affiliates....................................................24

         Section 5.8.          Indemnification..................................................................24

         Section 5.9.          Successor Administrator..........................................................25

ARTICLE VI            MISCELLANEOUS.............................................................................25

         Section 6.1.          Amendments, Etc..................................................................25

         Section 6.2.          Notices, Etc.....................................................................26

         Section 6.3.          Successors and Assigns; Participations; Assignments..............................26

         Section 6.4.          Costs, Expenses and Taxes........................................................28

         Section 6.5.          No Proceedings; Limitation on Payments...........................................28

         Section 6.6.          GOVERNING LAW AND JURISDICTION...................................................29

         Section 6.7.          Execution in Counterparts........................................................29

         Section 6.8.          Survival of Termination..........................................................29

         Section 6.9.          WAIVER OF JURY TRIAL.............................................................30

         Section 6.10.         Sharing of Recoveries............................................................30

         Section 6.11.         Right of Setoff..................................................................30

         Section 6.12.         Entire Agreement.................................................................30

         Section 6.13.         Headings.........................................................................31

         Section 6.14.         Purchaser Groups' Liabilities....................................................31

                                      -ii-